EXHIBIT 99.2

Quarterly Supplemental Information
September 30, 2017

Corporate Headquarters	Institutional Analyst Contact	Investor Relations
11695 Johns Creek Parkway, Suite 350	Telephone: 770.418.8592	Telephone: 866.354.3485
Johns Creek, GA 30097	research.analysts@piedmontreit.com	investor.services@piedmontreit.com
Telephone: 770.418.8800		www.piedmontreit.com

Piedmont Office Realty Trust, Inc.
Quarterly Supplemental Information

Notice to Readers:
Please refer to page 48 for a discussion of important risks related to the business of Piedmont Office Realty Trust, Inc., as well as an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information. Considering these risks, uncertainties, assumptions, and limitations, the forward-looking statements about leasing, financial operations, leasing prospects, etc. contained in this quarterly supplemental information report may differ from actual results.

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation. In addition, many of the schedules herein contain rounding to the nearest thousands or millions and, therefore, the schedules may not total due to this rounding convention. The Company has restated certain GAAP basis data included herein for prior periods to reflect an accounting treatment change which allocates a portion of recorded goodwill to each asset disposition that occurred between December 1, 2010 and September 30, 2016 in accordance with Accounting Standard Codification 350 (ASC 350; relating to business combinations). During that particular period of time, building dispositions were considered dispositions of businesses according to ASC 350, and, therefore, a portion of the Company's total goodwill has been allocated to the sale of each business. This change has no impact on net income reported for 2017. Furthermore, these non-cash adjustments do not impact current nor previously reported non-GAAP measures, including FFO, Core FFO, AFFO, and Same Store NOI, nor do they affect the Company's financial guidance for 2017.

To supplement the presentation of the Company’s financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), this report contains certain financial measures that are not prepared in accordance with GAAP, including FFO, Core FFO, AFFO, Same Store NOI, Property NOI, EBITDAre and Core EBITDA. Definitions and reconciliations of these non-GAAP measures to their most comparable GAAP metrics are included beginning on page 39. Each of the non-GAAP measures included in this report has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the Company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this report may not be comparable to similarly titled measures disclosed by other companies, including other REITs. The Company may also change the calculation of any of the non-GAAP measures included in this report from time to time in light of its then existing operations to include other adjustments that may affect its operations.

Piedmont Office Realty Trust, Inc.
Corporate Data

Piedmont Office Realty Trust, Inc. (also referred to herein as "Piedmont" or the "Company") (NYSE: PDM) is an owner, manager, developer, and operator of high-quality, Class A office properties in select sub-markets located primarily within eight major Eastern U.S. office markets. Its geographically-diversified, approximately $5 billion portfolio is comprised of approximately 19 million square feet. The Company is a fully-integrated, self-managed real estate investment trust ("REIT") with local management offices in each of its major markets and is investment-grade rated by Standard & Poor’s and Moody’s. Piedmont is headquartered in Atlanta, GA.

This data supplements the information provided in our reports filed with the Securities and Exchange Commission and should be reviewed in conjunction with such filings.

	As of	As of
	September 30, 2017	December 31, 2016
Number of consolidated office properties (1)	66	65
Rentable square footage (in thousands) (1)	18,847	18,885
Percent leased (2)	89.2%	91.9%
Capitalization (in thousands):
Total debt - principal amount outstanding (excludes premiums, discounts, and deferred financing costs)	$1,710,903	$2,029,582
Equity market capitalization (3)	$2,929,144	$3,036,870
Total market capitalization (3)	$4,640,047	$5,066,452
Total debt / Total market capitalization (3)	36.9%	40.1%
Average net debt to Core EBITDA	5.6 x	6.4 x
Total debt / Total gross assets	33.7%	37.4%
Common stock data:
High closing price during quarter	$21.42	$21.53
Low closing price during quarter	$19.86	$18.62
Closing price of common stock at period end	$20.16	$20.91
Weighted average fully diluted shares outstanding during quarter (in thousands)	145,719	145,764
Shares of common stock issued and outstanding at period end (in thousands)	145,295	145,235
Annual dividend per share (4)	$0.84	$0.84
Rating / Outlook
Standard & Poor's	BBB / Stable	BBB / Stable
Moody's	Baa2 / Stable	Baa2 / Stable
Employees	137	137

(1)
As of September 30, 2017, our consolidated office portfolio consisted of 66 properties. As of December 31, 2016, our consolidated office portfolio excluded two properties under development, one property that was out of service for redevelopment, and one unconsolidated joint venture property. The three development and redevelopment properties were placed in service on January 1, 2017. There were no acquisitions or dispositions of office properties completed during the first quarter of 2017. During the second quarter of 2017, we sold Sarasota Commerce Center II, a 149,000 square foot office building located in Sarasota, FL. During the third quarter of 2017, we sold Two Independence Square, a 606,000 square foot office building located in Washington, DC, and 8560 Upland Drive, the Company's last remaining unconsolidated joint venture property, comprised of 149,000 square feet and located in Englewood, CO.

(2)
Calculated as square footage associated with commenced leases plus square footage associated with executed but uncommenced leases for vacant spaces, divided by total rentable square footage, all as of the relevant date, expressed as a percentage. This measure is presented for our consolidated office properties and excludes unconsolidated joint venture properties. This measure presented as of December 31, 2016, has been restated to include two development properties and one re-development property that were placed into service effective January 1, 2017. The development properties that were placed in service are Enclave Place, a 300,900 square foot office property located in Houston, TX, and 500 TownPark, a 134,400 square foot office property located in Lake Mary, FL; the re-development property that was placed in service is 3100 Clarendon Boulevard, a 260,900 square foot office property located in Arlington, VA. Please refer to page 27 for additional analyses regarding Piedmont's leased percentage.

(3)	Reflects common stock closing price as of the end of the reporting period.
(4)	Total of the per share dividends declared over the prior four quarters.

Piedmont Office Realty Trust, Inc.
Investor Information

Corporate
11695 Johns Creek Parkway, Suite 350
Johns Creek, Georgia 30097
770.418.8800
www.piedmontreit.com

Executive Management

Donald A. Miller, CFA	Robert E. Bowers	C. Brent Smith	Edward H. Guilbert, III
Chief Executive Officer, President	Chief Financial Officer and Executive	Chief Investment Officer and Executive	Senior Vice President, Finance and
and Director	Vice President	Vice President, Northeast Region	Treasurer - Investor Relations Contact

Christopher A. Kollme	Laura P. Moon	Joseph H. Pangburn	Thomas R. Prescott
Executive Vice President,	Chief Accounting Officer and	Executive Vice President,	Executive Vice President,
Finance & Strategy	Senior Vice President	Southwest Region	Midwest Region

Carroll A. Reddic, IV	George Wells	Robert K. Wiberg
Executive Vice President,	Executive Vice President,	Executive Vice President,
Real Estate Operations and Assistant	Southeast Region	Mid-Atlantic Region and
Secretary		Head of Development

Board of Directors

Frank C. McDowell	Dale H. Taysom	Kelly H. Barrett	Wesley E. Cantrell
Director, Chairman of the	Director and Vice Chairman of the	Director	Director and Chairman of
Board of Directors and Chairman	Board of Directors		Governance Committee
of Compensation Committee

Barbara B. Lang	Donald A. Miller, CFA	Raymond G. Milnes, Jr.	Jeffery L. Swope
Director	Chief Executive Officer, President	Director and Chairman of	Director and Chairman of
	and Director	Audit Committee	Capital Committee

Transfer Agent	Corporate Counsel

Computershare	King & Spalding
P.O. Box 30170	1180 Peachtree Street, NE
College Station, TX 77842-3170	Atlanta, GA 30309
Phone: 866.354.3485	Phone: 404.572.4600

Piedmont Office Realty Trust, Inc.
Financial Highlights
As of September 30, 2017

Financial Results (1)

Net income attributable to Piedmont for the quarter ended September 30, 2017 was $126.1 million, or $0.87 per share (diluted), compared to $(13.1) million, or $(0.09) per share (diluted), for the same quarter in 2016. Net income attributable to Piedmont for the nine months ended September 30, 2017 was $164.9 million, or $1.13 per share (diluted), compared to $69.5 million, or $0.48 per share (diluted) for the same period in 2016. The increase in net income attributable to Piedmont during the three months and the nine months ended September 30, 2017 when compared to the same periods in 2016 was principally due to the net effect of gains and losses related to disposition transactions recorded during the respective periods. The larger amount of gains on the sale of real estate in 2017 was primarily attributable to the sale of Two Independence Square located in Washington, DC, for which the Company recorded a gain of approximately $109.5 million during the third quarter of 2017.

Funds from operations (FFO) for the quarter ended September 30, 2017 was $60.8 million, or $0.42 per share (diluted), compared to $60.0 million, or $0.41 per share (diluted), for the same quarter in 2016. FFO for the nine months ended September 30, 2017 was $193.5 million, or $1.33 per share (diluted), compared to $178.1 million, or $1.22 per share (diluted), for the same period in 2016. The increase in FFO for the nine months ended September 30, 2017 when compared to the same period in 2016 was primarily due to an increase in average economic occupancy largely attributable to the commencement of a portion of the 3.2 million square feet of leases executed since the beginning of 2016, along with a larger amount of FFO contributed from properties acquired since the beginning of 2016 when compared to that given up from assets sold during the same time period.

Core funds from operations (Core FFO) for the quarter ended September 30, 2017 was $60.8 million, or $0.42 per share (diluted), compared to $60.9 million, or $0.42 per share (diluted), for the same quarter in 2016. Core FFO for the nine months ended September 30, 2017 was $193.5 million, or $1.33 per share (diluted), compared to $179.0 million, or $1.23 per share (diluted), for the same period in 2016. Core FFO is defined as FFO with incremental adjustments for certain non-recurring items such as net insurance recoveries or losses, acquisition-related expenses(2) and other significant non-recurring items. The increase in Core FFO for the nine months ended September 30, 2017 as compared to the same period in 2016 was primarily attributable to the items described above for changes in FFO.

Adjusted funds from operations (AFFO) for the quarter ended September 30, 2017 was $52.4 million, compared to $50.5 million for the same quarter in 2016. AFFO for the nine months ended September 30, 2017 was $157.4 million, compared to $143.7 million for the same period in 2016. The increase in AFFO for the three months and the nine months ended September 30, 2017 as compared to the same periods in 2016 was primarily due to the items described above for changes in FFO and Core FFO, in addition to a decrease in non-incremental capital expenditures in 2017 when compared to 2016.

Operations and Leasing

On a square footage leased basis, our total in-service office portfolio was 89.2% leased as of September 30, 2017, as compared to 91.0% in the prior quarter and 91.9%(3) at December 31, 2016. The main contributors to the reduction in leased percentage as of the end of the third quarter of 2017 were the previously disclosed expirations of the National Park Service and Towers Watson leases, as well as the disposition of the 100% leased, 606,000 square foot Two Independence Square, during the quarter. Please refer to page 27 for additional leased percentage information.

The weighted average remaining lease term of our portfolio was 6.5 years(4) as of September 30, 2017 as compared to 6.9 years at December 31, 2016.

(1)
FFO, Core FFO and AFFO are supplemental non-GAAP financial measures. See page 39 for definitions of these non-GAAP financial measures, and pages 15 and 41 for reconciliations of FFO, Core FFO and AFFO to Net Income.

(2)
Piedmont early adopted the revised FASB standard on the accounting treatment of Business Combinations, which results in certain real asset transactions falling outside the scope of the standard. The result is that, in many cases, acquisition costs will be capitalized, and, therefore, will not be included in net income. In such cases, there will be no add-back of acquisition expenses to Core FFO. This revised standard is applied to transactions occurring after October 1, 2016.

(3)	Restated to include two development properties and one redevelopment property that were placed in service on January 1, 2017.
(4)
Remaining lease term (after taking into account leases for vacant spaces which had been executed but not commenced as of September 30, 2017) is weighted based on Annualized Lease Revenue, as defined on page 39.

During the three months ended September 30, 2017, the Company completed 447,392 square feet of total leasing. Of the total leasing activity during the quarter, we signed new tenant leases for 203,044 square feet and renewal leases for 244,348 square feet. During the nine months ended September 30, 2017, we completed 1,202,980 square feet of leasing for our consolidated office properties, consisting of 547,621 square feet of new tenant leases and 655,359 square feet of renewal leases. The average committed tenant improvement cost per square foot per year of lease term for new tenant leases signed at our consolidated office properties during the nine months ended September 30, 2017 was $4.76 and the same measure for renewal leases was $2.12, resulting in a weighted average of $3.65 for all leasing activity completed during the period (see page 33).

During the three months ended September 30, 2017, we executed six leases greater than 10,000 square feet with lengths of term of more than one year at our consolidated office properties. Information on those leases is set forth below.

Tenant	Property	Property Location	Square Feet Leased	Expiration Year	Lease Type
FCA US, LLC	1075 West Entrance Drive	Auburn Hills, MI	210,000	2024	Renewal
WithumSmith + Brown, PC	SunTrust Center	Orlando, FL	19,530	2030	New
Phelan Hallinan Diamond & Jones, PLLC	2001 NW 64th Street	Ft. Lauderdale, FL	18,571	2028	New
Applied Predictive Technologies, Inc.	4250 North Fairfax Drive	Arlington, VA	14,538	2028	Expansion
Robinhood Markets, Inc.	500 TownPark	Lake Mary, FL	14,472	2025	New
Federal Advisory Partners	3100 Clarendon Boulevard	Arlington, VA	11,541	2029	New

At the end of the third quarter of 2017, there were three tenants whose leases individually contributed greater than 1% in net Annualized Lease Revenue expiring during the eighteen month period following September 30, 2017. Information regarding the leasing status of the spaces associated with these tenants' leases is presented below.

Tenant	Property	Property Location	Net Square Footage Expiring	Net Percentage of Current Quarter Annualized Lease Revenue Expiring (%)	Expiration	Current Leasing Status
Gallagher	Two Pierce Place	Itasca, IL	286,892	1.7%	Q1 2018
Of the 306,890 square feet currently leased to Gallagher, approximately 20,000 square feet have been leased to CivilTech Engineering under its lease executed in 2016. The remaining available space is actively being marketed for lease.

Goldman Sachs	6011 & 6031 Connection Drive	Irving, TX	207,210	1.1%	Q1 2018	The tenant will vacate upon lease expiration. The space is actively being marketed for lease. We have seen strong prospective tenant interest in the space.
State of New York	60 Broad Street	New York, NY	480,708	4.7%	Q1 2019	The Company is in preliminary discussions with the tenant regarding a potential renewal of the lease.

Future Lease Commencements and Abatements

As of September 30, 2017, our overall leased percentage was 89.2% and our economic leased percentage was 83.4%. The difference between overall leased percentage and economic leased percentage is attributable to two factors:

1.
leases which have been contractually entered into for currently vacant spaces but have not yet commenced (amounting to 421,097 square feet of leases as of September 30, 2017, or 2.2% of the office portfolio); and

2.
leases which have commenced but the tenants have not commenced paying full rent due to rental abatements (amounting to 1,087,685 square feet of leases as of September 30, 2017, or a 3.6% impact to leased percentage on an economic basis).

The gap between reported leased percentage and economic leased percentage is anticipated to fluctuate over time as i) new leases are signed for vacant spaces and/or ii) abatements associated with existing or newly executed leases commence and expire (see page 8 for more detail on existing large leases with abatements).

Piedmont has leases with many large corporate office space users. The average size of lease in the Company's portfolio is approximately 21,000 square feet. Due to the large size and length of term of new leases, Piedmont typically signs leases many months in advance of their anticipated lease commencement dates. Presented below is a schedule (1) of uncommenced leases greater than 50,000 square feet and their anticipated commencement dates. Lease renewals are excluded from this schedule.

Tenant	Property	Property Location	Square Feet Leased	Space Status	Estimated Commencement Date	New / Expansion
United States of America (Social Security Administration Commissioner)	One Independence Square	Washington, DC	52,720	Vacant	Q2 2018	New
International Food Policy Research Institute (2)	1201 Eye Street	Washington, DC	56,461	Vacant	Q2 2018	New
salesforce.com (formerly Demandware, Inc.)	5 Wall Street	Burlington, MA	127,408	Not Vacant	Q4 2019 (75,495 SF) Q3 2021 (51,913 SF)	New
Children's Hospital Los Angeles	800 North Brand Boulevard	Glendale, CA	50,285	Not Vacant	Q2 2021	New

(1)
The schedule is not specifically intended to provide details about the current population of executed but not commenced leases; it does, however, provide details for all uncommenced leases that are greater than 50,000 square feet in size and not renewals, whether or not the spaces for which the leases were signed are vacant.

(2)
The first phase of the lease, which consists of 45,476 square feet of previously vacant space, commenced in the second quarter of 2017. The second phase, consisting of 56,461 square feet, will commence in the second quarter of 2018.

Many recently negotiated leases provide for rental abatement concessions to tenants. Rental abatements typically occur at the beginning of a new lease's term. The Company's current cash net operating income and AFFO are being negatively impacted, therefore, by the large number of recently commenced new leases. Presented below are two schedules related to abatements. The first is a schedule of leases with abatements of 50,000 square feet or greater that expired during the third quarter of 2017, and the second is a schedule of leases with abatements of 50,000 square feet or greater that are either currently under abatement or will be so within the next twelve months.

Abatements Expired During Quarter

Tenant	Property	Property Location	Abated Square Feet	Abatement Schedule	Lease Expiration
Nuance Communications, Inc.	One Wayside Road	Burlington, MA	200,605	April through August 2017	Q1 2030
Convergys Customer Management Group	5601 Hiatus Road	Tamarac, FL	50,000	June through August 2017	Q3 2024

Current / Future Abatements

Tenant	Property	Property Location	Abated Square Feet	Remaining Abatement Schedule	Lease Expiration
Applied Predictive Technologies, Inc.	4250 North Fairfax Drive	Arlington, VA	87,786	June 2017 through January 2018 (87,786 square feet); February through May 2018 (102,324 square feet)	Q2 2028
RaceTrac Petroleum, Inc.	Galleria 200	Atlanta, GA	133,707	July 2017 through May 2018	Q3 2032
FCA US, LLC	1075 West Entrance Drive	Auburn Hills, MI	210,000	September through December 2017	Q3 2024
SunTrust Bank	SunTrust Center	Orlando, FL	120,000	October through December 2017	Q3 2019
Norris, McLaughlin & Marcus	400 Bridgewater Crossing	Bridgewater, NJ	78,088	October through December 2017 (78,088 square feet); October through December 2018 (61,642 square feet); November and December 2019 (61,642 square feet)	Q4 2029
Mitsubishi Hitachi Power Systems	400 TownPark	Lake Mary, FL	75,321	February and March 2018	Q1 2026
United States of America (Social Security Administration Commissioner)	One Independence Square	Washington, DC	52,720	June 2018 through May 2019	Q2 2028
International Food Policy Research Institute	1201 Eye Street	Washington, DC	101,937	May 2018 through April 2019	Q2 2029

Financing and Capital Activity

Among Piedmont's stated objectives for 2017 is to be a net seller of assets by harvesting capital through the disposition of non-core assets and assets in which the Company believes values have been maximized, and to use the sale proceeds to:

•
invest in real estate assets with higher overall return prospects in selected markets in which we have, or plan to have, a significant operating presence and that otherwise meet our strategic criteria;

•	reduce leverage levels by repaying outstanding debt; and/or

•	repurchase Company stock when market conditions allow.
Information on the Company's recent accomplishments in furtherance of its strategic objectives is presented below.

Dispositions
On July 5, 2017, Piedmont completed the sale of Two Independence Square, a nine-story, 100% leased, 606,000 square foot office building located in Washington, DC, for $359.6 million, or approximately $593 per square foot. Net proceeds from the transaction were approximately $352.1 million, after deducting closing costs and buyer credits. The sale of the asset allowed the Company to:

•	Enhance its balance sheet through the pay down of approximately $350 million of outstanding debt;

•	Decrease the concentration of its revenues, NOI and square footage in the Washington, DC market; and

•	Decrease its exposure to the non-strategic Southwest submarket in Washington, DC.

On July 27, 2017, Piedmont sold 8560 Upland Drive, a 149,000 square foot, 100% leased, office and industrial flex property located in Englewood, CO, for approximately $17.6 million, or $118 per square foot. Piedmont owned a 72% joint venture interest in the property. Through the sale, Piedmont was able to:

•	exit the Denver, CO market;

•	monetize a non-strategic asset; and

•	dispose of its last remaining unconsolidated joint venture investment.

Acquisitions
There were no acquisitions completed during the quarter ended September 30, 2017.

For additional information on acquisitions and dispositions completed over the previous eighteen months, please refer to page 37.

Development
On January 1, 2017, the following development and re-development properties were placed in service and are in lease-up phase:

•
500 TownPark, a 134,400 square foot, four-story office building that is well located within a master planned, mixed-use development in Lake Mary, FL, and leased predominantly to Continental Casualty Company;

•
3100 Clarendon Boulevard, a 260,900 square foot office property located in an amenity-rich area adjacent to the Clarendon Metrorail Station in Arlington, VA, which was upgraded to Class A after being occupied by a U.S. Government agency for over 15 years; and

•	Enclave Place, a 300,900 square foot office building located within a deed-restricted and architecturally-controlled office park in the Energy Corridor in Houston, TX.

The Company currently has no developments or re-developments underway. Additional detail on the Company's developable land parcels, all of which are adjacent to existing Piedmont properties, can be found on page 38.

Finance
As of September 30, 2017, our ratio of debt to total gross assets was 33.7%. This debt ratio is based on total principal amount outstanding for our various loans at September 30, 2017.
As of September 30, 2017, our average net debt to Core EBITDA ratio was 5.6 x, a decrease from 6.4 x at December 31, 2016.
On July 5, 2017, Piedmont repaid the entire $210 million outstanding balance under the Company's revolving line of credit using a portion of the proceeds from the sale of Two Independence Square in Washington, DC.

On August 1, 2017, Piedmont paid off a $140 million mortgage loan with a 5.76% interest rate collateralized by 1201 Eye Street and 1225 Eye Street, both located in Washington, DC. The loan had a November 1, 2017 maturity date, but was open to prepayment without yield maintenance fees approximately 3 months in advance of the stated maturity date. The Company paid off the loan at the earliest possible date within the open prepayment window with a portion of the proceeds from the sale of Two Independence Square in Washington, DC.

Stock Repurchase Program
During the third quarter of 2017, the Company repurchased approximately 200,000 shares of common stock under its share repurchase program at an average price of $19.92 per share, or approximately $3.9 million (before the consideration of transaction costs). Since the stock repurchase program began in December 2011, the Company has repurchased a total of 28.5 million shares at an average price of $17.18 per share, or approximately $490.2 million in aggregate (before the consideration of transaction costs). As of quarter end, Board-approved capacity remaining for additional repurchases totaled approximately $246.1 million under the stock repurchase plan. Repurchases of stock under the program will be made at the Company's discretion and will depend on market conditions, other investment opportunities and other factors that the Company deems relevant.

Dividend
On August 1, 2017, the Board of Directors of Piedmont declared a dividend for the third quarter of 2017 in the amount of $0.21 per common share outstanding to stockholders of record as of the close of business on August 25, 2017. The dividend was paid on September 15, 2017. The Company's dividend payout percentage (for dividends declared) for the nine months ended September 30, 2017 was 47% of Core FFO and 58% of AFFO.

Subsequent Events

On October 31, 2017, the Board of Directors of Piedmont declared a dividend for the fourth quarter of 2017 in the amount of $0.21 per common share outstanding to stockholders of record as of the close of business on November 24, 2017. The dividend is expected to be paid on January 4, 2018.

Guidance for 2017

The following financial guidance for calendar year 2017 has been updated based upon completed capital transactions to date and management's current expectations.

	Low		High

Net Income	$176 million	to	$178 million
Add:
Depreciation	121 million	to	124 million
Amortization	75 million	to	76 million
Less:
Gain on Sale of Real Estate Assets	(119) million	to	(121) million
NAREIT Funds from Operations applicable to Common Stock and Core Funds From Operations	$253 million	to	$257 million
NAREIT Funds from Operations and Core Funds from Operations per diluted share	$1.74	to	$1.76

These estimates reflect management’s view of current market conditions and incorporate certain economic and operational assumptions and projections. Actual results could differ from these estimates. Note that individual quarters may fluctuate on both a cash basis and an accrual basis due to the timing of lease commencements and expirations, repairs and maintenance, capital expenditures, capital markets activities, seasonal general and administrative expenses, accrued potential performance-based compensation expenses, and one-time revenue or expense events. In addition, the Company’s guidance is based on information available to management as of the date of this supplemental report.

Piedmont Office Realty Trust, Inc.
Consolidated Balance Sheets
Unaudited (in thousands)

	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Assets:
Real estate, at cost:
Land assets	$614,934	$614,934	$617,138	$617,138	$610,987
Buildings and improvements	3,649,268	3,639,291	3,647,718	3,610,360	3,567,801
Buildings and improvements, accumulated depreciation	(926,105)	(896,964)	(881,861)	(856,254)	(845,590)
Intangible lease asset	171,965	179,540	205,061	208,847	194,493
Intangible lease asset, accumulated amortization	(93,265)	(94,551)	(113,129)	(109,152)	(102,137)
Construction in progress	8,957	15,651	19,165	34,814	35,075
Real estate assets held for sale, gross	—	314,258	314,258	314,258	314,258
Real estate assets held for sale, accumulated depreciation & amortization	—	(89,187)	(89,187)	(88,319)	(86,109)
Total real estate assets	3,425,754	3,682,972	3,719,163	3,731,692	3,688,778
Investments in and amounts due from unconsolidated joint ventures	49	7,762	7,654	7,360	7,351
Cash and cash equivalents	36,108	9,596	6,808	6,992	6,032
Tenant receivables, net of allowance for doubtful accounts	12,802	24,269	25,194	26,494	24,785
Straight line rent receivable	182,609	177,463	170,694	163,789	156,835
Escrow deposits and restricted cash	1,260	1,290	1,253	1,212	5,182
Prepaid expenses and other assets	28,232	29,454	20,993	23,201	28,356
Goodwill	98,918	98,918	98,918	98,918	98,918
Interest rate swap	34	—	—	—	—
Deferred lease costs, less accumulated amortization	274,884	278,366	290,100	298,695	281,057
Other assets held for sale	—	10,222	9,963	9,815	9,824
Total assets	$4,060,650	$4,320,312	$4,350,740	$4,368,168	$4,307,118
Liabilities:
Unsecured debt, net of discount	$1,511,663	$1,720,986	$1,733,343	$1,687,731	$1,661,066
Secured debt	191,923	332,196	332,471	332,744	333,012
Accounts payable, accrued expenses, and accrued capital expenditures	108,120	111,011	116,077	165,410	133,112
Deferred income	29,970	27,416	30,683	28,406	29,006
Intangible lease liabilities, less accumulated amortization	41,064	43,328	45,594	48,005	45,283
Interest rate swaps	3,915	5,061	5,475	8,169	17,835
Total liabilities	$1,886,655	$2,239,998	$2,263,643	$2,270,465	$2,219,314
Stockholders' equity:
Common stock	1,453	1,455	1,453	1,452	1,452
Additional paid in capital	3,676,706	3,675,562	3,675,575	3,673,128	3,672,218
Cumulative distributions in excess of earnings	(1,511,428)	(1,603,119)	(1,596,276)	(1,580,863)	(1,580,553)
Other comprehensive loss	5,400	4,547	4,466	2,104	(7,211)
Piedmont stockholders' equity	2,172,131	2,078,445	2,085,218	2,095,821	2,085,906
Non-controlling interest	1,864	1,869	1,879	1,882	1,898
Total stockholders' equity	2,173,995	2,080,314	2,087,097	2,097,703	2,087,804
Total liabilities, redeemable common stock and stockholders' equity	$4,060,650	$4,320,312	$4,350,740	$4,368,168	$4,307,118
Common stock outstanding at end of period	145,295	145,490	145,320	145,235	145,234

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Revenues:
Rental income	$113,350	$124,248	$123,450	$119,564	$113,821
Tenant reimbursements	23,796	24,044	24,500	23,961	24,163
Property management fee revenue	441	387	513	386	501
	137,587	148,679	148,463	143,911	138,485
Expenses:
Property operating costs	54,090	55,779	55,384	57,496	54,867
Depreciation	30,000	30,059	30,768	32,785	31,610
Amortization	18,123	19,314	20,415	21,271	18,640
Impairment losses on real estate assets	—	—	—	—	22,951
General and administrative	6,618	8,036	8,596	5,726	7,429
	108,831	113,188	115,163	117,278	135,497
Real estate operating income	28,756	35,491	33,300	26,633	2,988
Other income / (expense):
Interest expense	(16,183)	(18,421)	(18,057)	(16,566)	(15,496)
Other income / (expense)	290	38	(100)	454	(720)
Net recoveries / (loss) from casualty events and litigation settlements	—	—	—	—	34
Equity in income / (loss) of unconsolidated joint ventures	3,754	107	11	8	129
	(12,139)	(18,276)	(18,146)	(16,104)	(16,053)
Income from continuing operations	16,617	17,215	15,154	10,529	(13,065)
Discontinued operations:
Operating income, excluding impairment loss	—	—	—	—	1
Income / (loss) from discontinued operations	—	—	—	—	1
Gain / (loss) on sale of real estate (1)	109,512	6,492	(53)	19,652	(57)
Net income	126,129	23,707	15,101	30,181	(13,121)
Less: Net income attributable to noncontrolling interest	4	3	3	8	14
Net income attributable to Piedmont	$126,133	$23,710	$15,104	$30,189	$(13,107)
Weighted average common shares outstanding - diluted	145,719	145,813	145,833	145,764	145,669
Net income per share available to common stockholders - diluted	$0.87	$0.16	$0.10	$0.21	$(0.09)
Common stock outstanding at end of period	145,295	145,490	145,320	145,235	145,234

(1)
The gain on sale of real estate reflected in the third quarter of 2017 was related to the sale of Two Independence Square in Washington, DC, on which we recorded a $109.5 million gain. The gain on sale of real estate reflected in the second quarter of 2017 was related to the sale of Sarasota Commerce Center II in Sarasota, FL, on which we recorded a $6.5 million gain. The gain in the fourth quarter of 2016 was primarily related to the sale of Braker Pointe III in Austin, TX, on which we recorded an $18.6 million gain.

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended				Nine Months Ended
	9/30/2017	9/30/2016	Change ($)	Change (%)	9/30/2017	9/30/2016	Change ($)	Change (%)
Revenues:
Rental income	$113,350	$113,821	$(471)	(0.4)%	$361,048	$340,326	$20,722	6.1%
Tenant reimbursements	23,796	24,163	(367)	(1.5)%	72,340	70,000	2,340	3.3%
Property management fee revenue	441	501	(60)	(12.0)%	1,341	1,478	(137)	(9.3)%
	137,587	138,485	(898)	(0.6)%	434,729	411,804	22,925	5.6%
Expenses:
Property operating costs	54,090	54,867	777	1.4%	165,253	161,438	(3,815)	(2.4)%
Depreciation	30,000	31,610	1,610	5.1%	90,827	94,948	4,121	4.3%
Amortization	18,123	18,640	517	2.8%	57,852	53,848	(4,004)	(7.4)%
Impairment losses on real estate assets	—	22,951	22,951	100.0%	—	33,901	33,901	100.0%
General and administrative	6,618	7,429	811	10.9%	23,250	23,518	268	1.1%
	108,831	135,497	26,666	19.7%	337,182	367,653	30,471	8.3%
Real estate operating income	28,756	2,988	25,768	862.4%	97,547	44,151	53,396	120.9%
Other income / (expense):
Interest expense	(16,183)	(15,496)	(687)	(4.4)%	(52,661)	(48,294)	(4,367)	(9.0)%
Other income / (expense)	290	(720)	1,010	140.3%	228	(467)	695	148.8%
Net recoveries / (loss) from casualty events and litigation settlements	—	34	(34)	(100.0)%	—	34	(34)	(100.0)%
Equity in income / (loss) of unconsolidated joint ventures	3,754	129	3,625	2,810.1%	3,872	354	3,518	993.8%
	(12,139)	(16,053)	3,914	24.4%	(48,561)	(48,373)	(188)	(0.4)%
Income from continuing operations	16,617	(13,065)	29,682	227.2%	48,986	(4,222)	53,208	1,260.3%
Discontinued operations:
Operating income, excluding impairment loss	—	1	(1)	(100.0)%	—	—	—
Income / (loss) from discontinued operations	—	1	(1)	(100.0)%	—	—	—
Gain / (loss) on sale of real estate (1)	109,512	(57)	109,569	192,226.3%	115,951	73,758	42,193	57.2%
Net income	126,129	(13,121)	139,250	1,061.3%	164,937	69,536	95,401	137.2%
Less: Net income attributable to noncontrolling interest	4	14	(10)	(71.4)%	10	7	3	42.9%
Net income attributable to Piedmont	$126,133	$(13,107)	$139,240	1,062.3%	$164,947	$69,543	$95,404	137.2%
Weighted average common shares outstanding - diluted	145,719	145,669			145,680	145,601
Net income per share available to common stockholders - diluted	$0.87	$(0.09)			$1.13	$0.48
Common stock outstanding at end of period	145,295	145,234			145,295	145,234

(1)
The gain on sale of real estate for the three months and the nine months ended September 30, 2017 was primarily related to the sale of Two Independence Square in Washington, DC, on which we recorded a $109.5 million gain. The gain on sale of real estate for the nine months ended September 30, 2016 was primarily related to the sales in the second quarter of 2016 of 1055 East Colorado Boulevard in Pasadena, CA, on which we recorded a $29.5 million gain; Fairway Center II in Brea, CA, on which we recorded a $14.4 million gain; and 1901 Main Street in Irvine, CA, on which we recorded a $30.0 million gain.

Piedmont Office Realty Trust, Inc.
Key Performance Indicators
Unaudited (in thousands except for per share data)

This section of our supplemental report includes non-GAAP financial measures, including, but not limited to, Earnings Before Interest, Taxes, Depreciation, and Amortization for real estate (EBITDAre), Core Earnings Before Interest, Taxes, Depreciation, and Amortization (Core EBITDA), Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO). Definitions of these non-GAAP measures are provided on page 39 and reconciliations are provided beginning on page 41.

	Three Months Ended
	9/30/2017	6/30/2017	3/31/2017	12/31/2016		9/30/2016
Selected Operating Data
Percent leased (1)	89.2%	91.0%	91.5%	91.9%	(2)	93.4%
Percent leased - economic (1) (3)	83.4%	84.4%	84.1%	84.0%	(2)	86.7%
Rental income	$113,350	$124,248	$123,450	$119,564		$113,821
Total revenues	$137,587	$148,679	$148,463	$143,911		$138,485
Total operating expenses	$108,831	$113,188	$115,163	$117,278		$135,497	(4)
Core EBITDA	$77,242	$85,041	$84,505	$81,202		$76,611
Core FFO applicable to common stock	$60,819	$66,465	$66,198	$64,397		$60,913
Core FFO per share - diluted	$0.42	$0.46	$0.45	$0.44		$0.42
AFFO applicable to common stock	$52,370	$50,870	$54,124	$45,641		$50,484
Gross dividends	$30,549	$30,553	$30,517	$30,499		$30,498
Dividends per share	$0.210	$0.210	$0.210	$0.210		$0.210
Selected Balance Sheet Data
Total real estate assets	$3,425,754	$3,682,972	$3,719,163	$3,731,692		$3,688,778
Total assets	$4,060,650	$4,320,312	$4,350,740	$4,368,168		$4,307,118
Total liabilities	$1,886,655	$2,239,998	$2,263,643	$2,270,465		$2,219,314
Ratios & Information for Debt Holders
Core EBITDA margin (5)	56.1%	57.2%	56.9%	56.4%		55.3%
Fixed charge coverage ratio (6)	4.7 x	4.6 x	4.6 x	4.5 x		4.4 x
Average net debt to Core EBITDA (7)	5.6 x	6.0 x	6.1 x	6.4 x		6.4 x
Total gross real estate assets	$4,445,124	$4,763,674	$4,803,340	$4,785,417		$4,722,614
Net debt (8)	$1,673,535	$2,050,246	$2,066,298	$2,021,378		$1,992,588

(1)	Please refer to page 27 for additional leased percentage information.
(2)
Percent leased and percent leased - economic as of December 31, 2016 have been restated to include two development properties and one re-development property that were placed into service effective January 1, 2017. The development properties that were placed in service are Enclave Place, a 300,900 square foot office property located in Houston, TX, and 500 TownPark, a 134,400 square foot office property located in Lake Mary, FL; the re-development property that was placed in service is 3100 Clarendon Boulevard, a 260,900 square foot office property located in Arlington, VA.

(3)
Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportional adjustments for tenants receiving only partial rental abatements). Due to variations in rental abatement structures whereby some abatements are provided for the first few months of each lease year as opposed to being provided entirely at the beginning of the lease, there will be variability to the economic leased percentage over time as abatements commence and expire. Please see the Future Lease Commencements and Abatements section of Financial Highlights for details on near-term abatements for large leases.

(4)	Amount in the third quarter of 2016 includes $22.6 million in impairment losses associated with 9200 and 9211 Corporate Boulevard located in Rockville, MD.
(5)	Core EBITDA margin is calculated as Core EBITDA divided by total revenues (including revenues associated with discontinued operations).
(6)
The fixed charge coverage ratio is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. The Company had no preferred dividends during any of the periods presented; the Company had capitalized interest of $37,259 for the quarter ended September 30, 2017, $35,376 for the quarter ended June 30, 2017, $78,939 for the quarter ended March 31, 2017, $1,181,074 for the quarter ended December 31, 2016, and $1,476,949 for the quarter ended September 30, 2016; the Company had principal amortization of $229,596 for the quarter ended September 30, 2017, $226,439 for the quarter ended June 30, 2017, $223,326 for the quarter ended March 31, 2017, $220,256 for the quarter ended December 31, 2016, and $288,972 for the quarter ended September 30, 2016.

(7)
For the purposes of this calculation, we annualize the period's Core EBITDA and use the average daily balance of debt outstanding during the period, less cash and cash equivalents and escrow deposits and restricted cash as of the end of the period.

(8)
Net debt is calculated as the total principal amount of debt outstanding minus cash and cash equivalents and escrow deposits and restricted cash as of the end of the period. The decrease in net debt during the third quarter of 2017 was primarily attributable to the use of the proceeds from the sale of Two Independence Square in Washington, DC, to repay debt.

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations
Unaudited (in thousands except for per share data)

	Three Months Ended		Nine Months Ended
	9/30/2017	9/30/2016	9/30/2017	9/30/2016

GAAP net income applicable to common stock	$126,133	$(13,107)	$164,947	$69,543
Depreciation (1) (2)	29,774	31,451	90,335	94,532
Amortization (1)	18,107	18,640	57,828	53,880
Impairment loss (1)	—	22,951	—	33,901
Loss / (gain) on sale of properties (1)	(113,195)	57	(119,634)	(73,758)
NAREIT funds from operations applicable to common stock	60,819	59,992	193,476	178,098
Adjustments:
Acquisition costs	—	955	6	972
Net (recoveries) / loss from casualty events and litigation settlements (1)	—	(34)	—	(34)
Core funds from operations applicable to common stock	60,819	60,913	193,482	179,036
Adjustments:
Amortization of debt issuance costs, fair market adjustments on notes payable, and discount on senior notes	634	653	1,892	1,943
Depreciation of non real estate assets	218	216	597	595
Straight-line effects of lease revenue (1)	(3,602)	(4,140)	(15,939)	(15,115)
Stock-based and other non-cash compensation expense	1,250	1,931	4,202	5,336
Amortization of lease-related intangibles (1)	(1,720)	(1,152)	(4,890)	(3,680)
Acquisition costs	—	(955)	(6)	(972)
Non-incremental capital expenditures (3)	(5,229)	(6,982)	(21,974)	(23,433)
Adjusted funds from operations applicable to common stock	$52,370	$50,484	$157,364	$143,710

Weighted average common shares outstanding - diluted	145,719	145,669	145,680	145,601

Funds from operations per share (diluted)	$0.42	$0.41	$1.33	$1.22
Core funds from operations per share (diluted)	$0.42	$0.42	$1.33	$1.23

Common stock outstanding at end of period	145,295	145,234	145,295	145,234

(1)	Includes amounts attributable to consolidated properties and our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Excludes depreciation of non real estate assets.
(3)	Non-incremental capital expenditures are defined on page 39.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended		Nine Months Ended
	9/30/2017	9/30/2016	9/30/2017	9/30/2016
Net income attributable to Piedmont	$126,133	$(13,107)	$164,947	$69,543
Net income attributable to noncontrolling interest	(4)	(14)	(10)	(7)
Interest expense (1)	16,183	15,496	52,661	48,294
Depreciation (1)	29,993	31,667	90,933	95,127
Amortization (1)	18,107	18,640	57,828	53,880
Impairment loss (1)	—	22,951	—	33,901
Loss / (gain) on sale of properties (1)	(113,195)	57	(119,634)	(73,758)
EBITDAre	77,217	75,690	246,725	226,980
Acquisition costs	—	955	6	972
Net (recoveries) / loss from casualty events and litigation settlements (1)	25	(34)	57	(34)
Core EBITDA	77,242	76,611	246,788	227,918
General & administrative expenses (1)	6,631	7,437	23,291	23,565
Management fee revenue (2)	(241)	(295)	(724)	(810)
Other (income) / expense (1) (3)	(315)	(235)	(291)	1
Straight-line effects of lease revenue (1)	(3,602)	(4,140)	(15,939)	(15,115)
Amortization of lease-related intangibles (1)	(1,720)	(1,152)	(4,890)	(3,680)
Property net operating income (cash basis)	77,995	78,226	248,235	231,879

Deduct net operating (income) / loss from:
Acquisitions (4)	(4,584)	(2,485)	(13,201)	(2,485)
Dispositions (5)	(9)	(5,724)	(11,403)	(27,023)
Other investments (6)	(99)	(332)	521	(362)
Same store net operating income (cash basis)	$73,303	$69,685	$224,152	$202,009
Change period over period	5.2%	N/A	11.0%	N/A

(1)	Includes amounts attributable to consolidated properties and our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Presented net of related operating expenses incurred to earn the revenue; therefore, the information presented on this line will not tie to the data presented on the income statements.
(3)	Figures presented on this line may not tie back to the relevant sources as some activity is attributable to property operations and is, therefore, presented in property net operating income.
(4)
Acquisitions consist of CNL Center I and CNL Center II in Orlando, FL, purchased on August 1, 2016; One Wayside Road in Burlington, MA, purchased on August 10, 2016; Galleria 200 in Atlanta, GA, purchased on October 7, 2016; and 750 West John Carpenter Freeway in Irving, TX, purchased on November 30, 2016.

(5)
Dispositions consist of 1055 East Colorado Boulevard in Pasadena, CA, sold on April 21, 2016; Fairway Center II in Brea, CA, sold on April 28, 2016; 1901 Main Street in Irvine, CA, sold on May 2, 2016; 9221 Corporate Boulevard in Rockville, MD, sold on July 27, 2016; 150 West Jefferson in Detroit, MI, sold on July 29, 2016; 9200 and 9211 Corporate Boulevard in Rockville, MD, sold on September 28, 2016; 11695 Johns Creek Parkway in Johns Creek, GA, sold on December 22, 2016; Braker Pointe III in Austin, TX, sold on December 29, 2016; Sarasota Commerce Center II in Sarasota, FL, sold on June 16, 2017; and Two Independence Square in Washington, DC, sold on July 5, 2017.

(6)
Other investments consist of our interests in unconsolidated joint ventures, active redevelopment and development projects, land, and recently completed redevelopment and development projects for which some portion of operating expenses were capitalized during the current and/or prior year reporting periods. Additional information on our land holdings can be found on page #SectionPage#. The operating results from 3100 Clarendon Boulevard in Arlington, VA, Enclave Place in Houston, TX, and 500 TownPark in Lake Mary, FL, are included in this line item.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

Same Store Net Operating Income (Cash Basis)
Contributions from Strategic Operating Markets	Three Months Ended				Nine Months Ended
	9/30/2017		9/30/2016		9/30/2017		9/30/2016
	$	%	$	%	$	%	$	%
New York (1)	$10,569	14.4	$9,783	14.0	$30,645	13.7	$29,745	14.7
Chicago (2)	9,332	12.7	8,650	12.4	26,204	11.7	21,612	10.7
Washington, D.C. (3)	6,959	9.5	6,427	9.2	25,599	11.4	20,137	10.0
Boston (4)	8,044	11.0	8,374	12.0	25,032	11.2	23,633	11.7
Atlanta (5)	7,811	10.6	6,706	9.6	22,817	10.2	19,995	9.9
Dallas (6)	7,300	10.0	6,422	9.2	20,656	9.2	19,677	9.7
Minneapolis (7)	6,654	9.1	6,174	8.9	19,673	8.8	18,308	9.1
Orlando	3,644	5.0	3,311	4.8	10,860	4.8	10,052	5.0
Other (8)	12,990	17.7	13,838	19.9	42,666	19.0	38,850	19.2
Total	$73,303	100.0	$69,685	100.0	$224,152	100.0	$202,009	100.0

(1)
The increase in metropolitan New York Same Store Net Operating Income for the three months and the nine months ended September 30, 2017 as compared to the same periods in 2016 was primarily related to increased economic occupancy attributable to recent leasing activity as well as lease restructuring income.

(2)
The increase in Chicago Same Store Net Operating Income for the three months and the nine months ended September 30, 2017 as compared to the same periods in 2016 was primarily a result of increased economic occupancy at 500 West Monroe Street in Chicago, IL.

(3)
The increase in Washington, D.C. Same Store Net Operating Income for the three months and the nine months ended September 30, 2017 as compared to the same periods in 2016 was primarily a result of increased economic occupancy at One Independence Square and 1225 Eye Street, both in Washington, D.C. Offsetting somewhat the increase in Washington, D.C. Same Store Net Operating Income for the three months ended September 30, 2017 as compared to the same period in 2016 was the loss of rental income associated with the expiration of a lease at 1201 Eye Street in Washington, D.C. during the third quarter of 2017.

(4)
The increase in Boston Same Store Net Operating Income for the nine months ended September 30, 2017 as compared to the same period in 2016 was related to lease restructuring income, the majority of which was recorded during the first quarter of 2017, and recent leasing activity.

(5)
The increase in Atlanta Same Store Net Operating Income for the three months and the nine months ended September 30, 2017 as compared to the same periods in 2016 was primarily related to increased economic occupancy at Galleria 300, Glenridge Highlands One, Glenridge Highlands Two, and The Medici, all located in Atlanta, GA.

(6)
The increase in Dallas Same Store Net Operating Income for the three months and the nine months ended September 30, 2017 as compared to the same periods in 2016 was primarily related to increased cash flow from recent leasing activity.

(7)
The increase in Minneapolis Same Store Net Operating Income for the nine months ended September 30, 2017 as compared to the same period in 2016 was primarily a result of increased economic occupancy at US Bancorp Center in Minneapolis, MN.

(8)
The decrease in Other Same Store Net Operating Income for the three months ended September 30, 2017 as compared to the same period in 2016 was primarily attributable to the expiration of a large lease at Desert Canyon 300 in Phoenix, AZ. The increase in Other Same Store Net Operating Income for the nine months ended September 30, 2017 as compared to the same period in 2016 was primarily attributable to the expiration of the rental abatement period associated with a lease at 800 North Brand Boulevard in Glendale, CA.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Accrual Basis)
Unaudited (in thousands)

	Three Months Ended		Nine Months Ended
	9/30/2017	9/30/2016	9/30/2017	9/30/2016
Net income attributable to Piedmont	$126,133	$(13,107)	$164,947	$69,543
Net income attributable to noncontrolling interest	(4)	(14)	(10)	(7)
Interest expense (1)	16,183	15,496	52,661	48,294
Depreciation (1)	29,993	31,667	90,933	95,127
Amortization (1)	18,107	18,640	57,828	53,880
Impairment loss (1)	—	22,951	—	33,901
Loss / (gain) on sale of properties (1)	(113,195)	57	(119,634)	(73,758)
EBITDAre	77,217	75,690	246,725	226,980
Acquisition costs	—	955	6	972
Net (recoveries) / loss from casualty events and litigation settlements (1)	25	(34)	57	(34)
Core EBITDA	77,242	76,611	246,788	227,918
General & administrative expenses (1)	6,631	7,437	23,291	23,565
Management fee revenue (2)	(241)	(295)	(724)	(810)
Other (income) / expense (1) (3)	(315)	(235)	(291)	1
Property net operating income (accrual basis)	83,317	83,518	269,064	250,674

Deduct net operating (income) / loss from:
Acquisitions (4)	(7,512)	(2,779)	(22,160)	(2,779)
Dispositions (5)	(12)	(5,905)	(11,462)	(28,042)
Other investments (6)	(764)	(651)	(1,852)	(874)
Same store net operating income (accrual basis)	$75,029	$74,183	$233,590	$218,979
Change period over period	1.1%	N/A	6.7%	N/A

(1)	Includes amounts attributable to consolidated properties and our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Presented net of related operating expenses incurred to earn the revenue; therefore, the information presented on this line will not tie to the data presented on the income statements.
(3)	Figures presented on this line may not tie back to the relevant sources as some activity is attributable to property operations and is, therefore, presented in property net operating income.
(4)
Acquisitions consist of CNL Center I and CNL Center II in Orlando, FL, purchased on August 1, 2016; One Wayside Road in Burlington, MA, purchased on August 10, 2016; Galleria 200 in Atlanta, GA, purchased on October 7, 2016; and 750 West John Carpenter Freeway in Irving, TX, purchased on November 30, 2016.

(5)
Dispositions consist of 1055 East Colorado Boulevard in Pasadena, CA, sold on April 21, 2016; Fairway Center II in Brea, CA, sold on April 28, 2016; 1901 Main Street in Irvine, CA, sold on May 2, 2016; 9221 Corporate Boulevard in Rockville, MD, sold on July 27, 2016; 150 West Jefferson in Detroit, MI, sold on July 29, 2016; 9200 and 9211 Corporate Boulevard in Rockville, MD, sold on September 28, 2016; 11695 Johns Creek Parkway in Johns Creek, GA, sold on December 22, 2016; Braker Pointe III in Austin, TX, sold on December 29, 2016; Sarasota Commerce Center II in Sarasota, FL, sold on June 16, 2017; and Two Independence Square in Washington, DC, sold on July 5, 2017.

(6)
Other investments consist of our interests in unconsolidated joint ventures, active redevelopment and development projects, land, and recently completed redevelopment and development projects for which some portion of operating expenses were capitalized during the current and/or prior year reporting periods. Additional information on our land holdings can be found on page 38. The operating results from 3100 Clarendon Boulevard in Arlington, VA, Enclave Place in Houston, TX, and 500 TownPark in Lake Mary, FL, are included in this line item.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Accrual Basis)
Unaudited (in thousands)

Same Store Net Operating Income (Accrual Basis)
Contributions from Strategic Operating Markets	Three Months Ended				Nine Months Ended
	9/30/2017		9/30/2016		9/30/2017		9/30/2016
	$	%	$	%	$	%	$	%
Washington, D.C. (1)	$8,341	11.1	$9,259	12.5	$30,939	13.2	$27,018	12.3
New York (2)	9,894	13.2	9,067	12.2	29,643	12.7	28,612	13.1
Chicago (3)	9,247	12.3	9,825	13.2	27,835	11.9	24,173	11.0
Boston (4)	8,572	11.4	8,393	11.3	26,085	11.2	23,766	10.9
Atlanta (5)	8,112	10.8	7,565	10.2	24,313	10.4	23,123	10.6
Dallas	7,188	9.6	6,547	8.8	21,003	9.0	19,997	9.1
Minneapolis (6)	6,280	8.4	5,913	8.0	18,614	8.0	17,582	8.0
Orlando	3,507	4.7	3,381	4.6	11,058	4.7	10,766	4.9
Other	13,888	18.5	14,233	19.2	44,100	18.9	43,942	20.1
Total	$75,029	100.0	$74,183	100.0	$233,590	100.0	$218,979	100.0

(1)
The decrease in Washington, D.C. Same Store Net Operating Income for the three months ended September 30, 2017 as compared to the same period in 2016 was primarily attributable to large lease expirations at Arlington Gateway in Arlington, VA, and 1201 Eye Street in Washington, D.C. The increase in Washington, D.C. Same Store Net Operating Income for the nine months ended September 30, 2017 as compared to the same period in 2016 was primarily attributable to increased rental income due the commencement of several new leases at One Independence Square and 1225 Eye Street, both in Washington, D.C., and 4250 North Fairfax Drive in Arlington, VA.

(2)
The increase in metropolitan New York Same Store Net Operating Income for the three months and the nine months ended September 30, 2017 as compared to the same periods in 2016 was primarily attributable to increased rental income resulting from recent leasing activity at 400 Bridgewater Crossing in Bridgewater, NJ.

(3)
The increase in Chicago Same Store Net Operating Income for the nine months ended September 30, 2017 as compared to the same period in 2016 was primarily attributable to increased rental income resulting from the commencement of several new leases at 500 West Monroe Street in Chicago, IL.

(4)
The increase in Boston Same Store Net Operating Income for the nine months ended September 30, 2017 as compared to the same period in 2016 was attributable to lease restructuring income, the majority of which was recorded in the first quarter of 2017, and recent leasing activity.

(5)
The increase in Atlanta Same Store Net Operating Income for the nine months ended September 30, 2017 as compared to the same period in 2016 was primarily attributable to increased rental income due to the commencement of new leases at Galleria 300 and Glenridge Highlands One, both located in Atlanta, GA.

(6)
The increase in Minneapolis Same Store Net Operating Income for the nine months ended September 30, 2017 as compared to the same period in 2016 was primarily attributable to increased rental income resulting from the commencement of several new leases at US Bancorp Center in Minneapolis, MN.

Piedmont Office Realty Trust, Inc.
Capitalization Analysis
Unaudited (in thousands except for per share data)

	As of	As of
	September 30, 2017	December 31, 2016

Market Capitalization
Common stock price (1)	$20.16	$20.91
Total shares outstanding	145,295	145,235
Equity market capitalization (1)	$2,929,144	$3,036,870
Total debt - principal amount outstanding (excludes premiums, discounts, and deferred financing costs)	$1,710,903	$2,029,582
Total market capitalization (1)	$4,640,047	$5,066,452
Total debt / Total market capitalization (1)	36.9%	40.1%
Ratios & Information for Debt Holders
Total gross real estate assets (2)	$4,445,124	$4,785,417
Total debt / Total gross real estate assets (2)	38.5%	42.4%
Total debt / Total gross assets (3)	33.7%	37.4%
Average net debt to Core EBITDA (4)	5.6 x	6.4 x

(1)	Reflects common stock closing price as of the end of the reporting period.
(2)	Gross real estate assets is defined as total real estate assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets.
(3)	Gross assets is defined as total assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets.
(4)
For the purposes of this calculation, we annualize the Core EBITDA for the quarter and use the average daily balance of debt outstanding during the quarter, less cash and cash equivalents and escrow deposits and restricted cash as of the end of the quarter.

Piedmont Office Realty Trust, Inc.
Debt Summary
As of September 30, 2017
Unaudited ($ in thousands)

Floating Rate & Fixed Rate Debt
Debt (1)	Principal Amount Outstanding		Weighted Average Stated Interest Rate (2)	Weighted Average Maturity

Floating Rate	$170,000	(3)	2.37%	7.5 months

Fixed Rate	1,540,903		3.59%	50.9 months

Total	$1,710,903		3.47%	46.6 months

Unsecured & Secured Debt
Debt (1)	Principal Amount Outstanding	Weighted Average Stated Interest Rate (2)	Weighted Average Maturity

Unsecured	$1,520,000	3.43%	45.5 months

Secured	190,903	3.82%	55.5 months

Total	$1,710,903	3.47%	46.6 months

Debt Maturities
Maturity Year	Secured Debt - Principal Amount Outstanding (1)	Unsecured Debt - Principal Amount Outstanding (1)		Weighted Average Stated Interest Rate (2)		Percentage of Total

2017	$—	$—		—%		—%
2018	—	170,000		2.37%		10.0%
2019	—	300,000		2.78%		17.5%
2020	—	300,000	(4)	3.35%		17.5%
2021	30,903	—		5.55%	(5)	1.8%
2022 +	160,000	750,000		3.88%		53.2%

Total	$190,903	$1,520,000		3.47%		100.0%

(1)	All of Piedmont's outstanding debt as of September 30, 2017, was interest-only debt with the exception of the $30.9 million of debt associated with 5 Wall Street located in Burlington, MA.
(2)	Weighted average stated interest rate is calculated based upon the principal amounts outstanding.
(3)
Amount represents the $170 million unsecured term loan; the $500 million unsecured revolving credit facility had no outstanding balance as of September 30, 2017. Two other loans, the $300 million unsecured term loan that closed in 2011 and the $300 million unsecured term loan that closed in 2013, have stated variable rates. However, Piedmont entered into $300 million in notional amount of interest rate swap agreements which effectively fix the interest rate on the 2011 unsecured term loan at 3.35% through its maturity date of January 15, 2020, assuming no credit rating change for the Company, and $300 million in notional amount of interest rate swap agreements which effectively fix the interest rate on the 2013 unsecured term loan at 2.78% through its maturity date of January 31, 2019, assuming no credit rating change for the Company. The 2011 unsecured term loan and the 2013 unsecured term loan, therefore, are reflected as fixed rate debt.

(4)
The initial maturity date of the $500 million unsecured revolving credit facility is June 18, 2019; however, there are two, six-month extension options available under the facility providing for a final extended maturity date of June 18, 2020. For the purposes of this schedule, we reflect the maturity date of the facility as the final extended maturity date of June 2020 (however, there was no balance outstanding on the facility as of September 30, 2017).

(5)
The $35.0 Million Fixed-Rate loan has a stated interest rate of 5.55%; however, upon acquiring 5 Wall Street and assuming the loan, the Company marked the debt to its estimated fair value as of that time, resulting in an effective interest rate of 3.75%.

Piedmont Office Realty Trust, Inc.
Debt Detail
Unaudited ($ in thousands)

Facility (1)	Property	Stated Rate		Maturity	Principal Amount Outstanding as of September 30, 2017

Secured
$35.0 Million Fixed-Rate Loan (2)	5 Wall Street	5.55%	(3)	9/1/2021	$30,903
$160.0 Million Fixed-Rate Loan	1901 Market Street	3.48%	(4)	7/5/2022	160,000
Subtotal / Weighted Average (5)		3.82%			$190,903

Unsecured
$170.0 Million Unsecured 2015 Term Loan	N/A	2.37%	(6)	5/15/2018	$170,000
$300.0 Million Unsecured 2013 Term Loan	N/A	2.78%	(7)	1/31/2019	300,000
$300.0 Million Unsecured 2011 Term Loan	N/A	3.35%	(8)	1/15/2020	300,000
$500.0 Million Unsecured Line of Credit (9)	N/A	—%	(10)	6/18/2020	—
$350.0 Million Unsecured Senior Notes	N/A	3.40%	(11)	6/1/2023	350,000
$400.0 Million Unsecured Senior Notes	N/A	4.45%	(12)	3/15/2024	400,000
Subtotal / Weighted Average (5)		3.43%			$1,520,000

Total Debt - Principal Amount Outstanding / Weighted Average Stated Rate (5)		3.47%			$1,710,903
GAAP Accounting Adjustments (13)					(7,317)
Total Debt - GAAP Amount Outstanding					$1,703,586

(1)	All of Piedmont’s outstanding debt as of September 30, 2017, was interest-only debt with the exception of the $30.9 million of debt associated with 5 Wall Street located in Burlington, MA.
(2)	The loan is amortizing based on a 25-year amortization schedule.
(3)
The loan has a stated interest rate of 5.55%; however, upon acquiring 5 Wall Street and assuming the loan, the Company marked the debt to its estimated fair value as of that time, resulting in an effective interest rate of 3.75%.

(4)	The stated interest rate on the $160 million fixed-rate loan is 3.48%. After the application of interest rate hedges, the effective cost of the financing is approximately 3.58%.
(5)	Weighted average is based on the principal amount outstanding and interest rate at September 30, 2017.
(6)
The $170 million unsecured term loan has a variable interest rate. Piedmont may select from multiple interest rate options under the facility, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread (1.125% as of September 30, 2017) over the selected rate based on Piedmont’s current credit rating.

(7)
The $300 million unsecured term loan that closed in 2013 has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 2.78% through its maturity date of January 31, 2019, assuming no credit rating change for the Company.

(8)
The $300 million unsecured term loan that closed in 2011 has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 3.35% through its maturity date of January 15, 2020, assuming no credit rating change for the Company.

(9)
All of Piedmont’s outstanding debt as of September 30, 2017, was term debt with the exception of our unsecured revolving credit facility (which had no balance outstanding as of September 30, 2017). The $500 million unsecured revolving credit facility has an initial maturity date of June 18, 2019; however, there are two, six-month extension options available under the facility providing for a total extension of up to one year to June 18, 2020. The final extended maturity date is presented on this schedule.

(10)
There was no balance outstanding as of the end of the third quarter of 2017; therefore, no interest rate is presented. Had any draws been made under the $500 million unsecured revolving credit facility as of the end of the third quarter of 2017, the applicable interest rate for such draws would have been 2.23%. Piedmont may select from multiple interest rate options with each draw under the facility, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread (1.00% as of September 30, 2017) over the selected rate based on Piedmont’s current credit rating.

(11)
The $350 million unsecured senior notes were offered for sale at 99.601% of the principal amount. The resulting effective cost of the financing is approximately 3.45% before the consideration of transaction costs and proceeds from interest rate hedges. After the application of proceeds from interest rate hedges, the effective cost of the financing is approximately 3.43%.

(12)
The $400 million unsecured senior notes were offered for sale at 99.791% of the principal amount. The resulting effective cost of the financing is approximately 4.48% before the consideration of transaction costs and proceeds from interest rate hedges. After the application of proceeds from interest rate hedges, the effective cost of the financing is approximately 4.10%.

(13)
The GAAP accounting adjustments relate to original issue discounts, third-party fees, and lender fees resulting from the procurement processes for our various debt facilities, along with debt fair value adjustments associated with the assumed 5 Wall Street debt. The original issue discounts and fees, along with the debt fair value adjustments, are amortized to interest expense over the contractual term of the related debt.

Piedmont Office Realty Trust, Inc.
Debt Covenant & Ratio Analysis (for Debt Holders)
As of September 30, 2017
Unaudited

		Three Months Ended
Bank Debt Covenant Compliance (1)	Required	9/30/2017	06/30/2017	3/31/2017	12/31/2016	09/30/2016

Maximum leverage ratio	0.60	0.34	0.38	0.38	0.39	0.38
Minimum fixed charge coverage ratio (2)	1.50	4.24	4.19	4.19	4.10	3.99
Maximum secured indebtedness ratio	0.40	0.04	0.06	0.06	0.06	0.06
Minimum unencumbered leverage ratio	1.60	3.09	2.79	2.77	2.66	2.77
Minimum unencumbered interest coverage ratio (3)	1.75	5.15	5.01	5.12	5.07	5.21

		Three Months Ended
Bond Covenant Compliance (4)	Required	9/30/2017	06/30/2017	3/31/2017	12/31/2016	09/30/2016

Total debt to total assets	60% or less	38.1%	43.1%	43.0%	42.2%	42.2%
Secured debt to total assets	40% or less	4.3%	6.9%	6.9%	6.9%	7.0%
Ratio of consolidated EBITDA to interest expense	1.50 or greater	4.93	4.97	4.98	4.99	4.84
Unencumbered assets to unsecured debt	150% or greater	276%	248%	249%	255%	255%

	Three Months Ended	Nine Months Ended	Twelve Months Ended
Other Debt Coverage Ratios for Debt Holders	September 30, 2017	September 30, 2017	December 31, 2016

Average net debt to core EBITDA (5)	5.6 x	5.9 x	6.4 x
Fixed charge coverage ratio (6)	4.7 x	4.6 x	4.4 x
Interest coverage ratio (7)	4.8 x	4.7 x	4.5 x

(1)	Bank debt covenant compliance calculations relate to specific calculations detailed in the relevant credit agreements.
(2)
Defined as EBITDA for the trailing four quarters (including the Company's share of EBITDA from unconsolidated interests), less one-time or non-recurring gains or losses, less a $0.15 per square foot capital reserve, and excluding the impact of straight line rent leveling adjustments and amortization of intangibles divided by the Company's share of fixed charges, as more particularly described in the credit agreements. This definition of fixed charge coverage ratio as prescribed by our credit agreements is different from the fixed charge coverage ratio definition employed elsewhere within this report.

(3)
Defined as net operating income for the trailing four quarters for unencumbered assets (including the Company's share of net operating income from partially-owned entities and subsidiaries that are deemed to be unencumbered) less a $0.15 per square foot capital reserve divided by the Company's share of interest expense associated with unsecured financings only, as more particularly described in the credit agreements.

(4)
Bond covenant compliance calculations relate to specific calculations prescribed in the relevant debt agreements. Please refer to the Indenture dated May 9, 2013, and the Indenture and the Supplemental Indenture dated March 6, 2014, for detailed information about the calculations.

(5)
For the purposes of this calculation, we use the average daily balance of debt outstanding during the period, less cash and cash equivalents and escrow deposits and restricted cash as of the end of the period.

(6)
Fixed charge coverage ratio is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. The Company had no preferred dividends during the periods ended September 30, 2017 and December 31, 2016. The Company had capitalized interest of $37,259 for the three months ended September 30, 2017, $151,575 for the nine months ended September 30, 2017, and $4,555,407 for the twelve months ended December 31, 2016. The Company had principal amortization of $229,596 for the three months ended September 30, 2017, $679,361 for the nine months ended September 30, 2017, and $863,022 for the twelve months ended December 31, 2016.

(7)
Interest coverage ratio is calculated as Core EBITDA divided by the sum of interest expense and capitalized interest. The Company had capitalized interest of $37,259 for the three months ended September 30, 2017, $151,575 for the nine months ended September 30, 2017, and $4,555,407 for the twelve months ended December 31, 2016.

Piedmont Office Realty Trust, Inc.
Tenant Diversification (1)
As of September 30, 2017
(in thousands except for number of properties)

Tenant	Credit Rating (2)	Number of Properties	Lease Expiration (3)		Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)		Leased Square Footage	Percentage of Leased Square Footage (%)
State of New York	AA+ / Aa1	1	2019		$25,755	4.7		481	2.8
US Bancorp	A+ / A1	3	2023 / 2024		22,443	4.1		733	4.3
Independence Blue Cross	No Rating Available	1	2033		18,731	3.4		801	4.8
GE	AA- / A1	1	2027		16,583	3.0		452	2.7
Nestle	AA- / Aa2	1	2021		11,915	2.2		401	2.4
City of New York	AA / Aa2	1	2020		10,896	2.0		313	1.8
U.S. Government	AA+ / Aaa	4	2017 - 2031	(4)	10,652	1.9	(5)	229	1.4
Gallagher	No Rating Available	2	2018		9,737	1.8		315	1.9
Catamaran	A+ / A3	1	2025		8,847	1.6		301	1.8
Nuance Communications	BB- / Ba3	2	2018 / 2030	(6)	8,327	1.5		247	1.5
Caterpillar Financial	A / A3	1	2022		8,309	1.5		312	1.8
Motorola Solutions	BBB- / Baa3	1	2028		8,165	1.5		206	1.2
District of Columbia	AA / Aa1	2	2028		7,137	1.3		146	0.9
Harvard University	AAA / Aaa	2	2032 / 2033		6,846	1.2		114	0.7
Raytheon	A / A3	2	2019		6,442	1.2		440	2.6
Henry M Jackson	No Rating Available	2	2022		6,033	1.1		145	0.9
Schlumberger Technology	AA- / A1	1	2020		5,952	1.1		163	1.0
Goldman Sachs	BBB+ / A3	2	2018		5,920	1.1		207	1.2
First Data Corporation	B+ / B1	1	2027		5,868	1.1		201	1.2
Epsilon Data Management	No Rating Available	1	2026		5,832	1.1		222	1.3
SunTrust Bank	BBB+ / Baa1	3	2019 / 2025	(7)	5,634	1.0		145	0.9
International Food Policy Research Institute	No Rating Available	1	2029		5,581	1.0		102	0.6
CVS Caremark	BBB+ / Baa1	1	2022		5,533	1.0		208	1.2
Other			Various		321,062	58.6		9,933	59.1
Total					$548,200	100.0		16,817	100.0

Tenant Diversification
Percentage of Annualized Leased Revenue (%)
September 30, 2017 as compared to December 31, 2016

(1)	This schedule presents all tenants contributing 1.0% or more to Annualized Lease Revenue.
(2)
Credit rating may reflect the credit rating of the parent or a guarantor. When available, both the Standard & Poor's credit rating and the Moody's credit rating are provided. The absence of a credit rating for a tenant is no indication of the creditworthiness of the tenant; in most cases, the lack of a credit rating reflects that the tenant has not sought such a rating.

(3)	Unless otherwise indicated, Lease Expiration represents the expiration year of the majority of the square footage leased by the tenant.
(4)
There are several leases with several different agencies of the U.S. Government with expiration years ranging from 2017 to 2031. Of the total population of U.S. Government leases, leases contributing 1.5% to Annualized Lease Revenue expire in 2025 and after.

(5)
The Company sold Two Independence Square in Washington, D.C., during the third quarter of 2017. The building is fully leased to the United States of America and functions as the headquarters of NASA. As a result of the sale of the building, the percentage of Annualized Lease Revenue derived from our various leasing relationships with the U.S. Government decreased from 8.2% as of December 31, 2016 to 1.9% as of September 30, 2017.

(6)	Of the total amount of space leased to the tenant, the lease for approximately 46,000 square feet expires in 2018 and the lease for approximately 201,000 square feet expires in 2030.
(7)	Of the total amount of space leased to the tenant, the leases for approximately 129,000 square feet expire in 2019 and the lease for approximately 16,000 square feet expires in 2025.

Piedmont Office Realty Trust, Inc.
Tenant Credit Rating & Lease Distribution Information
As of September 30, 2017

Tenant Credit Rating (1)

Rating Level	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)

AAA / Aaa	$22,921	4.2
AA / Aa	96,879	17.7
A / A	85,229	15.5
BBB / Baa	55,288	10.1
BB / Ba	34,191	6.2
B / B	25,301	4.6
Below	2,143	0.4
Not rated (2)	226,248	41.3
Total	$548,200	100.0

Lease Distribution

Lease Size	Number of Leases	Percentage of Leases (%)	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

2,500 or Less	248	30.9	$20,847	3.8	216	1.3
2,501 - 10,000	288	35.8	50,173	9.1	1,512	9.0
10,001 - 20,000	98	12.2	42,658	7.8	1,363	8.1
20,001 - 40,000	75	9.3	72,812	13.3	2,149	12.8
40,001 - 100,000	51	6.3	98,565	18.0	2,941	17.5
Greater than 100,000	44	5.5	263,145	48.0	8,636	51.3
Total	804	100.0	$548,200	100.0	16,817	100.0

(1)
Credit rating may reflect the credit rating of the parent or a guarantor. Where differences exist between the Standard & Poor's credit rating for a tenant and the Moody's credit rating for a tenant, the higher credit rating is selected for this analysis.

(2)
The classification of a tenant as "not rated" is no indication of the creditworthiness of the tenant; in most cases, the lack of a credit rating reflects that the tenant has not sought such a rating. Included in this category are such tenants as Independence Blue Cross, Piper Jaffray, Brother International, and RaceTrac Petroleum.

Piedmont Office Realty Trust, Inc.
Leased Percentage Information
(in thousands)

	Three Months Ended			Three Months Ended
	September 30, 2017			September 30, 2016
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of June 30, 20xx	17,704	19,450	91.0%	16,866	18,452	91.4%
Leases signed during the period	447			701
Less: lease renewals signed during period	(244)			(341)
New leases signed during period	203			360
Less: new leases signed during period for currently occupied space	(53)			(36)
New leases commencing during period	150			324
Leases expired during period and other	(431)	3		(288)	1
Subtotal	17,423	19,453	89.6%	16,902	18,453	91.6%
Acquisitions and properties placed in service during period	—	—		793	819
Dispositions during period	(606)	(606)		(474)	(830)
As of September 30, 20xx (2)	16,817	18,847	89.2%	17,221	18,442	93.4%

	Nine Months Ended			Nine Months Ended
	September 30, 2017			September 30, 2016
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of December 31, 20xx (3)	17,996	19,581	91.9%	17,323	18,934	91.5%
Leases signed during period	1,203			1,627
Less: lease renewals signed during period	(655)			(718)
New leases signed during period	548			909
Less: new leases signed during period for currently occupied space	(170)			(168)
New leases commencing during period	378			741
Leases expired during period and other	(814)	21		(685)	2
Subtotal	17,560	19,602	89.6%	17,379	18,936	91.8%
Acquisitions and properties placed in service during period	—	—		793	819
Dispositions during period	(743)	(755)		(951)	(1,313)
As of September 30, 20xx (2)	16,817	18,847	89.2%	17,221	18,442	93.4%

Same Store Analysis
Less acquisitions / dispositions after September 30, 2016 and developments / redevelopments (4) (5)	(890)	(1,444)	61.6%	(884)	(1,052)	84.0%
Same Store Leased Percentage (2)	15,927	17,403	91.5%	16,337	17,390	93.9%

(1)
Calculated as square footage associated with commenced leases as of period end with the addition of square footage associated with uncommenced leases for spaces vacant as of period end, divided by total rentable square footage as of period end, expressed as a percentage.

(2)	The square footage associated with leases with end of period expiration dates is included in the end of the period leased square footage.
(3)
Leased Square Footage and Rentable Square Footage as of December 31, 2016 have been restated to include two development properties and one re-development property that were placed into service effective January 1, 2017. The development properties that were placed in service are Enclave Place, a 300,900 square foot office property located in Houston, TX, and 500 TownPark, a 134,400 square foot office property located in Lake Mary, FL; the re-development property that was placed in service is 3100 Clarendon Boulevard, a 260,900 square foot office property located in Arlington, VA.

(4)	For additional information on acquisitions and dispositions completed during the last year and current redevelopments, please refer to pages 37 and 38, respectively.
(5)
Dispositions completed during the previous twelve months are deducted from the previous period data and acquisitions completed during the previous twelve months are deducted from the current period data. Redevelopments commenced during the previous twelve months are deducted from the previous period data and developments and redevelopments placed in service during the previous twelve months are deducted from the current period data. Recently placed in service development and redevelopment properties that are deducted from current period data are Enclave Place, a 300,900 square foot office property located in Houston, TX, 500 TownPark, a 134,400 square foot office property located in Lake Mary, FL, and 3100 Clarendon Boulevard, a 260,900 square foot office property located in Arlington, VA.

Piedmont Office Realty Trust, Inc.
Rental Rate Roll Up / Roll Down Analysis (1)
(in thousands)

	Three Months Ended
	September 30, 2017
	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant one year or less	266	59.5%	1.4%	(0.8)%	10.8%
Leases executed for spaces excluded from analysis (5)	181	40.5%

	Nine Months Ended
	September 30, 2017
	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant one year or less	724	60.2%	3.8%	1.5%	9.4%
Leases executed for spaces excluded from analysis (5)	479	39.8%

(1)
The population analyzed consists of consolidated office leases executed during the period with lease terms of greater than one year. Leases associated with storage spaces, management offices, newly acquired assets for which there is less than one year of operating history, and unconsolidated joint venture assets are excluded from this analysis.

(2)
For the purposes of this analysis, the last twelve months of cash paying rents of the previous leases are compared to the first twelve months of cash paying rents of the new leases in order to calculate the percentage change.

(3)
For the purposes of this analysis, the accrual basis rents of the previous leases are compared to the accrual basis rents of the new leases in order to calculate the percentage change. For newly signed leases which have variations in accrual basis rents, whether because of known future expansions, contractions, lease expense recovery structure changes, or other similar reasons, the weighted average of such varying accrual basis rents is used for the purposes of this analysis.

(4)
For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon historical usage patterns of tenant improvement allowances by the Company's tenants.

(5)
Represents leases signed at our consolidated office assets that do not qualify for inclusion in the analysis primarily because the spaces for which the new leases were signed had been vacant for greater than one year.

Piedmont Office Realty Trust, Inc.
Lease Expiration Schedule
As of September 30, 2017
(in thousands)

Expiration Year	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Vacant	$—	—	2,030	10.8
2017 (2)	3,101	0.6	126	0.7
2018 (3)	43,444	7.9	1,407	7.5
2019	68,464	12.5	2,063	10.9
2020	46,666	8.5	1,538	8.1
2021	29,635	5.4	949	5.0
2022	54,979	10.0	1,727	9.2
2023	35,590	6.5	1,218	6.5
2024	53,474	9.8	1,833	9.7
2025	31,562	5.8	964	5.1
2026	28,034	5.1	873	4.6
2027	43,819	8.0	1,258	6.7
2028	34,520	6.3	869	4.6
2029	19,940	3.6	523	2.8
Thereafter	54,972	10.0	1,469	7.8
Total / Weighted Average	$548,200	100.0	18,847	100.0

Average Lease Term Remaining
9/30/2017	6.5 years
12/31/2016	6.9 years

(1)
Annualized rental income associated with each newly executed lease for currently occupied space is incorporated herein only at the expiration date for the current lease. Annualized rental income associated with each such new lease is removed from the expiry year of the current lease and added to the expiry year of the new lease. These adjustments effectively incorporate known roll ups and roll downs into the expiration schedule.

(2)	Includes leases with an expiration date of September 30, 2017, comprised of 6,000 square feet and Annualized Lease Revenue of $0.1 million.
(3)
Leases and other revenue-producing agreements on a month-to-month basis, comprised of approximately 14,000 square feet and Annualized Lease Revenue of $0.4 million, are assigned a lease expiration date of a year and a day beyond the period end date.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Quarter
As of September 30, 2017
(in thousands)

	Q4 2017 (1)		Q1 2018		Q2 2018		Q3 2018
Location	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)

Atlanta	—	$—	20	$582	23	$623	26	$762
Boston	23	740	48	1,664	—	—	2	45
Chicago	5	75	288	8,769	42	1,371	5	119
Dallas	47	1,225	263	7,422	16	387	27	535
Minneapolis	—	—	3	108	6	232	9	358
New York	7	271	2	118	28	916	—	—
Orlando	41	1,123	3	105	2	71	10	290
Washington, D.C.	3	131	13	694	15	712	4	113
Other	—	—	52	1,537	12	288	52	1,193
Total / Weighted Average (3)	126	$3,565	692	$20,999	144	$4,600	135	$3,415

(1)	Includes leases with an expiration date of September 30, 2017, comprised of 6,000 square feet and expiring lease revenue of $0.1 million. No such adjustments are made to other periods presented.
(2)	Expiring Lease Revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on the previous page as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Year
As of September 30, 2017
(in thousands)

	12/31/2017 (1)		12/31/2018		12/31/2019		12/31/2020		12/31/2021
Location	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)
Atlanta	—	$—	105	$2,868	436	$12,015	240	$6,113	147	$4,175
Boston	23	740	132	4,035	446	6,637	156	3,359	78	1,548
Chicago	5	75	369	11,106	14	400	106	2,737	14	434
Dallas	47	1,225	340	9,308	195	5,912	130	3,646	88	2,555
Minneapolis	—	—	23	858	143	4,358	107	3,983	91	3,113
New York	7	271	71	2,325	490	26,475	503	15,855	92	4,216
Orlando	41	1,123	65	1,926	270	9,170	50	1,214	29	851
Washington, D.C.	3	131	36	1,643	69	3,110	79	3,792	94	4,431
Other	—	—	266	8,506	—	—	167	6,045	316	9,276
Total / Weighted Average (3)	126	$3,565	1,407	$42,575	2,063	$68,077	1,538	$46,744	949	$30,599

(1)	Includes leases with an expiration date of September 30, 2017, comprised of 6,000 square feet and expiring lease revenue of $0.1 million. No such adjustments are made to other periods presented.
(2)	Expiring Lease Revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on page 29 as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Capital Expenditures & Commitments
For the quarter ended September 30, 2017
Unaudited (in thousands)

	For the Three Months Ended
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Non-incremental
Building / construction / development	$984	$2,883	$1,070	$1,479	$1,033
Tenant improvements	2,450	4,619	4,797	4,547	2,918
Leasing costs	1,795	1,571	1,805	6,109	3,031
Total non-incremental	5,229	9,073	7,672	12,135	6,982
Incremental
Building / construction / development	2,365	1,689	6,348	10,098	10,375
Tenant improvements	9,501	12,345	15,784	5,893	18,932
Leasing costs	2,359	3,251	1,473	4,180	5,758
Total incremental	14,225	17,285	23,605	20,171	35,065
Total capital expenditures	$19,454	$26,358	$31,277	$32,306	$42,047

Non-incremental tenant improvement commitments (1)
Non-incremental tenant improvement commitments outstanding as of June 30, 2017		$31,440
New non-incremental tenant improvement commitments related to leases executed during period		3,939
Non-incremental tenant improvement expenditures	(2,450)
Tenant improvement expenditures fulfilled through accrued liabilities already presented on Piedmont's balance sheet, expired commitments or other adjustments	(867)
Non-incremental tenant improvement commitments fulfilled, expired or other adjustments		(3,317)
Total as of September 30, 2017		$32,062

NOTE:	The information presented on this page is for all consolidated assets.
(1)
Commitments are unexpired contractual non-incremental tenant improvement obligations for leases executed in current and prior periods that have not yet been incurred, are due over the next five years, and have not otherwise been presented on Piedmont's financial statements. The four largest commitments total approximately $16.7 million, or 52% of the total outstanding commitments.

Piedmont Office Realty Trust, Inc.
Contractual Tenant Improvements and Leasing Commissions

	For the Three Months Ended September 30, 2017		For the Nine Months Ended September 30, 2017	For the Year Ended
				2016	2015		2014
Renewal Leases
Number of leases	10		50	79	74		56
Square feet	244,150		655,161	880,289	1,334,398		959,424
Tenant improvements per square foot (1)	$11.45		$8.97	$7.36	$16.91		$19.02
Leasing commissions per square foot	$3.65		$4.54	$5.76	$8.29		$8.33
Total per square foot	$15.10		$13.51	$13.12	$25.20		$27.35
Tenant improvements per square foot per year of lease term	$2.24		$2.12	$1.35	$2.90		$2.97
Leasing commissions per square foot per year of lease term	$0.72		$1.07	$1.05	$1.42		$1.30
Total per square foot per year of lease term	$2.96		$3.19	$2.40	$4.32	(2)	$4.27	(3)
New Leases
Number of leases	22		57	93	90		98
Square feet	188,044		532,621	1,065,630	1,563,866		1,142,743
Tenant improvements per square foot (1)	$39.96		$34.16	$40.78	$60.41		$34.46
Leasing commissions per square foot	$13.99		$12.61	$15.13	$20.23		$15.19
Total per square foot	$53.95		$46.77	$55.91	$80.64		$49.65
Tenant improvements per square foot per year of lease term	$5.18		$4.76	$5.01	$5.68		$3.78
Leasing commissions per square foot per year of lease term	$1.81		$1.76	$1.86	$1.90		$1.66
Total per square foot per year of lease term	$6.99	(4)	$6.52	$6.87	$7.58	(5)	$5.44
Total
Number of leases	32		107	172	164		154
Square feet	432,194		1,187,782	1,945,919	2,898,264		2,102,167
Tenant improvements per square foot (1)	$23.85		$20.27	$25.66	$40.38		$27.41
Leasing commissions per square foot	$8.15		$8.16	$10.89	$14.73		$12.06
Total per square foot	$32.00		$28.43	$36.55	$55.11		$39.47
Tenant improvements per square foot per year of lease term	$3.82		$3.65	$3.70	$4.79		$3.48
Leasing commissions per square foot per year of lease term	$1.31		$1.47	$1.57	$1.75		$1.53
Total per square foot per year of lease term	$5.13		$5.12	$5.27	$6.54	(5)	$5.01	(3)

NOTE:	This information is presented for our consolidated office assets only and excludes activity associated with storage and licensed spaces.
(1)
For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon historical usage patterns of tenant improvement allowances by the Company's tenants.

(2)
The average committed capital cost per square foot per year of lease term for renewal leases completed during 2015 was higher than our historical performance on this measure primarily as a result of four large lease renewals, two of which were completed in the Washington, D.C. market, that involved higher capital commitments. If the costs associated with those renewals were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases completed during 2015 would be $3.33.

(3)
During 2014, we completed one large, 15-year lease renewal and expansion with a significant capital commitment with Jones Lang LaSalle at Aon Center in Chicago, IL. If the costs associated with this lease were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases and total leases completed during 2014 would be $2.12 and $4.47, respectively.

(4)
The average committed capital cost per square foot per year of lease term for new leases completed during the third quarter of 2017 was higher than our historical performance on this measure primarily as a result of three new leases completed in the Washington, D.C. market that involved higher capital commitments. If the costs associated with those leases were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for new leases completed during the third quarter of 2017 would be $6.08.

(5)
During 2015, we completed seven new leases in Washington, D.C., and Chicago, IL, comprising 680,035 square feet with above-average capital commitments. If the costs associated with those new leases were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for new leases and total leases completed during 2015 would be $5.42 and $4.88, respectively.

Piedmont Office Realty Trust, Inc.
Geographic Diversification
As of September 30, 2017
($ and square footage in thousands)

Location	Number of Properties	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)		Rentable Square Footage	Percentage of Rentable Square Footage (%)	Leased Square Footage	Percent Leased (%)
Washington, D.C.	9	$78,370	14.3	(1)	2,374	12.6	1,614	68.0
New York	4	68,964	12.6		1,771	9.4	1,751	98.9
Chicago	5	67,292	12.3		2,094	11.1	1,922	91.8
Atlanta	8	61,313	11.2		2,392	12.7	2,239	93.6
Dallas	10	55,096	10.0		2,114	11.2	1,997	94.5
Boston	10	51,950	9.5		1,828	9.7	1,791	98.0
Minneapolis	4	49,854	9.1		1,619	8.6	1,520	93.9
Orlando	5	46,446	8.5		1,574	8.4	1,473	93.6
Other	11	68,915	12.5		3,081	16.3	2,510	81.5
Total / Weighted Average	66	$548,200	100.0		18,847	100.0	16,817	89.2

(1)
The Company sold Two Independence Square in Washington, D.C., during the third quarter of 2017. As a result of the sale of the building, the percentage of Annualized Lease Revenue derived from the Washington, D.C. market decreased from 19.5% as of December 31, 2016 to 14.3% as of September 30, 2017.

Piedmont Office Realty Trust, Inc.
Geographic Diversification by Location Type
As of September 30, 2017
(square footage in thousands)

		CBD / URBAN INFILL				SUBURBAN				TOTAL
Location	State	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Washington, D.C.	DC, VA, MD	9	14.3	2,374	12.6	—	—	—	—	9	14.3	2,374	12.6
New York	NY, NJ	1	8.9	1,033	5.5	3	3.7	738	3.9	4	12.6	1,771	9.4
Chicago	IL	1	7.1	967	5.1	4	5.2	1,127	6.0	5	12.3	2,094	11.1
Atlanta	GA	6	10.2	2,111	11.2	2	1.0	281	1.5	8	11.2	2,392	12.7
Dallas	TX	2	2.4	440	2.3	8	7.6	1,674	8.9	10	10.0	2,114	11.2
Boston	MA	2	2.1	173	0.9	8	7.4	1,655	8.8	10	9.5	1,828	9.7
Minneapolis	MN	1	5.5	934	5.0	3	3.6	685	3.6	4	9.1	1,619	8.6
Orlando	FL	3	7.1	1,264	6.7	2	1.4	310	1.7	5	8.5	1,574	8.4
Other		3	8.0	1,640	8.7	8	4.5	1,441	7.6	11	12.5	3,081	16.3
Total / Weighted Average		28	65.6	10,936	58.0	38	34.4	7,911	42.0	66	100.0	18,847	100.0

Piedmont Office Realty Trust, Inc.
Industry Diversification
As of September 30, 2017
($ and square footage in thousands)

				Percentage of
	Number of	Percentage of Total	Annualized Lease	Annualized Lease	Leased Square	Percentage of Leased
Industry	Tenants	Tenants (%)	Revenue	Revenue (%)	Footage	Square Footage (%)
Business Services	81	12.4	$61,931	11.3	2,014	12.0
Governmental Entity	4	0.6	47,348	8.6 (1)	956	5.7
Depository Institutions	18	2.7	42,235	7.7	1,388	8.3
Engineering, Accounting, Research, Management & Related Services	79	12.1	37,585	6.9	1,071	6.4
Insurance Carriers	21	3.2	32,093	5.9	1,250	7.4
Insurance Agents, Brokers & Services	20	3.1	29,920	5.5	975	5.8
Nondepository Credit Institutions	16	2.4	29,239	5.3	912	5.4
Security & Commodity Brokers, Dealers, Exchanges & Services	41	6.3	22,996	4.2	715	4.3
Legal Services	51	7.8	22,715	4.1	726	4.3
Communications	42	6.4	21,376	3.9	647	3.8
Electronic & Other Electrical Equipment & Components, Except Computer	12	1.8	19,568	3.6	565	3.4
Real Estate	33	5.0	16,506	3.0	500	3.0
Eating & Drinking Places	43	6.6	14,877	2.7	459	2.7
Holding and Other Investment Offices	29	4.4	12,512	2.3	394	2.3
Food & Kindred Products	2	0.3	11,989	2.2	403	2.4
Other	163	24.9	125,310	22.8	3,842	22.8
Total	655	100.0	$548,200	100.0	16,817	100.0

(1)
The Company sold Two Independence Square in Washington, D.C., during the third quarter of 2017. The building is fully leased to the United States of America and functions as the headquarters of NASA. As a result of the sale of the building, the percentage of Annualized Lease Revenue derived from Governmental Entities decreased from 14.4% as of December 31, 2016 to 8.6% as of September 30, 2017.

Piedmont Office Realty Trust, Inc.
Property Investment Activity
As of September 30, 2017
($ and square footage in thousands)

Acquisitions Over Previous Eighteen Months

Property	Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price	Rentable Square Footage	Percent Leased at Acquisition (%)
CNL Center I and CNL Center II	Orlando, FL	8/1/2016	99	1999 & 2006	$166,745	622	95
One Wayside Road	Burlington, MA	8/10/2016	100	1997	62,900	201	100
Galleria 200	Atlanta, GA	10/7/2016	100	1984	69,604	432	89
750 West John Carpenter Freeway	Irving, TX	11/30/2016	100	1999	49,585	315	78
John Carpenter Freeway Land	Irving, TX	11/30/2016	100	N/A	1,000	N/A	N/A
Total / Weighted Average					$349,834	1,570	91

Dispositions Over Previous Eighteen Months

Property	Location	Disposition Date	Percent Ownership (%)	Year Built	Sale Price	Rentable Square Footage	Percent Leased at Disposition (%)
1055 East Colorado Boulevard	Pasadena, CA	4/21/2016	100	2001	$61,250	176	99
Fairway Center II	Brea, CA	4/28/2016	100	2002	33,800	134	97
1901 Main Street	Irvine, CA	5/2/2016	100	2001	66,000	173	100
9221 Corporate Boulevard	Rockville, MD	7/27/2016	100	1989	12,650	115	0
150 West Jefferson	Detroit, MI	7/29/2016	100	1989	81,500	490	88
9200 & 9211 Corporate Boulevard	Rockville, MD	9/28/2016	100	1982 & 1989	13,250	225	19
11695 Johns Creek Parkway	Johns Creek, GA	12/22/2016	100	2001	14,000	101	91
Braker Pointe III	Austin, TX	12/29/2016	100	2001	49,250	196	18
Sarasota Commerce Center II	Sarasota, FL	6/16/2017	100	1999	23,500	149	92
Two Independence Square	Washington, DC	7/5/2017	100	1991	359,600	606	100
8560 Upland Drive (1)	Englewood, CO	7/27/2017	72	2001	17,600	149	100
Total / Weighted Average					$732,400	2,514	78

(1)
The sale price and rentable square footage presented for 8560 Upland Drive are gross figures and have not been adjusted for Piedmont's ownership percentage; however, the weighted average percent leased at disposition for dispositions completed over the previous eighteen months includes this property at the Company's pro rata share of ownership.

Piedmont Office Realty Trust, Inc.
Other Investments
As of September 30, 2017
($ and square footage in thousands)

Land Parcels

Property	Location	Adjacent Piedmont Property	Acres	Real Estate Book Value
Gavitello	Atlanta, GA	The Medici	2.0	$2,695
Glenridge Highlands Three	Atlanta, GA	Glenridge Highlands One and Two	3.0	1,862
Suwanee Gateway	Suwanee, GA	Suwanee Gateway One	5.0	1,401
State Highway 161	Irving, TX	Las Colinas Corporate Center I and II, 161 Corporate Center	4.5	3,320
Royal Lane	Irving, TX	6011, 6021 and 6031 Connection Drive	10.6	2,834
John Carpenter Freeway	Irving, TX	750 West John Carpenter Freeway	3.5	1,000
TownPark	Lake Mary, FL	400 and 500 TownPark	18.9	6,127
Total			47.5	$19,239

Piedmont Office Realty Trust, Inc.
Supplemental Definitions

Included below are definitions of various terms used throughout this supplemental report, including definitions of certain non-GAAP financial measures and the reasons why the Company’s management believes these measures provide useful information to investors about the Company’s financial condition and results of operations. Reconciliations of any non-GAAP financial measures defined below are included beginning on page 41.

Adjusted Funds From Operations ("AFFO"): The Company calculates AFFO by starting with Core FFO and adjusting for non-incremental capital expenditures and acquisition-related costs and then adding back non-cash items including: non-real estate depreciation, straight-lined rents and fair value lease adjustments, non-cash components of interest expense and compensation expense, and by making similar adjustments for unconsolidated partnerships and joint ventures. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that AFFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments. Other REITs may not define AFFO in the same manner as the Company; therefore, the Company’s computation of AFFO may not be comparable to that of other REITs.

Annualized Lease Revenue ("ALR"): ALR is calculated by multiplying (i) rental payments (defined as base rent plus operating expense reimbursements, if payable by the tenant on a monthly basis under the terms of a lease that has been executed, but excluding a) rental abatements and b) rental payments related to executed but not commenced leases for space that was covered by an existing lease), by (ii) 12. In instances in which contractual rents or operating expense reimbursements are collected on an annual, semi-annual, or quarterly basis, such amounts are multiplied by a factor of 1, 2, or 4, respectively, to calculate the annualized figure. For leases that have been executed but not commenced relating to un-leased space, ALR is calculated by multiplying (i) the monthly base rental payment (excluding abatements) plus any operating expense reimbursements for the initial month of the lease term, by (ii) 12. Unless stated otherwise, this measure excludes revenues associated with our unconsolidated joint venture properties and development / re-development properties, if any.

Core EBITDA: The Company calculates Core EBITDA as net income (computed in accordance with GAAP) before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property and other significant infrequent items that create volatility within our earnings and make it difficult to determine the earnings generated by our core ongoing business. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core EBITDA is helpful to investors as a supplemental performance measure because it provides a metric for understanding the performance of the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization), as well as items that are not part of normal day-to-day operations of the Company’s business. Other REITs may not define Core EBITDA in the same manner as the Company; therefore, the Company’s computation of Core EBITDA may not be comparable to that of other REITs.

Core Funds From Operations ("Core FFO"): The Company calculates Core FFO by starting with FFO, as defined by NAREIT, and adjusting for gains or losses on the extinguishment of swaps and/or debt, acquisition-related expenses and any significant non-recurring items. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to the Company’s core business operations. As a result, the Company believes that Core FFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential. Other REITs may not define Core FFO in the same manner as the Company; therefore, the Company’s computation of Core FFO may not be comparable to that of other REITs.

EBITDA: EBITDA is defined as net income before interest, taxes, depreciation and amortization.
EBITDAre: The Company calculates EBITDAre in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines EBITDAre as net income (computed in accordance with GAAP) adjusted for gains or losses from sales of property, impairment losses, depreciation on real estate assets, amortization on real estate assets, interest expense and taxes, along with the same adjustments for unconsolidated partnerships and joint ventures. Some of the adjustments mentioned can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. EBITDAre is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that EBITDAre is helpful to investors as a supplemental performance measure because it provides a metric for understanding the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization) and capitalization and capital structure expenses (such as interest expense and taxes). The Company also believes that EBITDAre can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define EBITDAre in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of EBITDAre may not be comparable to that of such other REITs.

Funds From Operations ("FFO"): The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as net income (computed in accordance with GAAP), excluding gains or losses from sales of property and impairment losses, adding back depreciation and amortization on real estate assets, and after the same adjustments for unconsolidated partnerships and joint ventures. These adjustments can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that FFO is helpful to investors as a supplemental performance measure because it excludes the effects of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. The Company also believes that FFO can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of FFO may not be comparable to that of such other REITs.

Gross Assets: Gross Assets is defined as total assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets.
Gross Real Estate Assets: Gross Real Estate Assets is defined as total real estate assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets.
Incremental Capital Expenditures: Incremental Capital Expenditures are defined as capital expenditures of a non-recurring nature that incrementally enhance the underlying assets' income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives ("Leasing Costs") incurred to lease space that was vacant at acquisition, Leasing Costs for spaces vacant for greater than one year, Leasing Costs for spaces at newly acquired properties for which in-place leases expire shortly after acquisition, improvements associated with the expansion of a building and renovations that change the underlying classification of a building are included in this measure.

NOI from Unconsolidated Joint Ventures: NOI from Unconsolidated Joint Ventures is defined as Property NOI attributable to our interests in properties owned through unconsolidated partnerships. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. NOI from Unconsolidated Joint Ventures is a non-GAAP measure and therefore may not be comparable to similarly defined data provided by other REITs.

Non-Incremental Capital Expenditures: Non-Incremental Capital Expenditures are defined as capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets' income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure, in addition to other capital expenditures that qualify as Incremental Capital Expenditures, as defined above.

Property Net Operating Income ("Property NOI"): The Company calculates Property NOI by starting with Core EBITDA and adjusting for general and administrative expense, income associated with property management performed by Piedmont for other organizations and other income or expense items for the Company, such as interest income from loan investments or costs from the pursuit of non-consummated transactions. The Company may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are also eliminated. Property NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Property NOI is helpful to investors as a supplemental comparative performance measure of income generated by its properties alone without the administrative overhead of the Company. Other REITs may not define Property NOI in the same manner as the Company; therefore, the Company’s computation of Property NOI may not be comparable to that of other REITs.

Same Store Net Operating Income ("Same Store NOI"): The Company calculates Same Store NOI as Property NOI attributable to the properties for which the following criteria were met during the entire span of the current and prior year reporting periods: i) they were owned, ii) they were not under development / redevelopment, and iii) none of the operating expenses for which were capitalized. Same Store NOI also excludes amounts attributable to unconsolidated joint venture and land assets. The Company may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are also eliminated. Same Store NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Same Store NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the same group of properties from one period to the next. Other REITs may not define Same Store NOI in the same manner as the Company; therefore, the Company’s computation of Same Store NOI may not be comparable to that of other REITs.

Same Store Properties: Same Store Properties is defined as those properties for which the following criteria were met during the entire span of the current and prior year reporting periods: i) they were owned, ii) they were not under development / redevelopment, and iii) none of the operating expenses for which were capitalized. Same Store Properties excludes unconsolidated joint venture and land assets.

Piedmont Office Realty Trust, Inc.
Research Coverage

Equity Research Coverage

Barry Oxford	Jed Reagan	Anthony Paolone, CFA
D.A. Davidson & Company	Green Street Advisors	JP Morgan
260 Madison Avenue, 8th Floor	660 Newport Center Drive, Suite 800	383 Madison Avenue
New York, NY 10016	Newport Beach, CA 92660	34th Floor
Phone: (212) 240-9871	Phone: (949) 640-8780	New York, NY 10179
Phone: (212) 622-6682

David Rodgers, CFA	John W. Guinee, III	Michael Lewis, CFA
Robert W. Baird & Co.	Erin Aslakson	SunTrust Robinson Humphrey
200 Public Square	Stifel, Nicolaus & Company	711 Fifth Avenue, 14th Floor
Suite 1650	One South Street	New York, NY 10022
Cleveland, OH 44139	16th Floor	Phone: (212) 319-5659
Phone: (216) 737-7341	Baltimore, MD 21202
Phone: (443) 224-1307

Fixed Income Research Coverage

Mark S. Streeter, CFA
JP Morgan
383 Madison Avenue
3rd Floor
New York, NY 10179
Phone: (212) 834-5086

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations, and Adjusted Funds From Operations Reconciliations
Unaudited (in thousands)

	Three Months Ended					Nine Months Ended
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	9/30/2017	9/30/2016

GAAP net income applicable to common stock	$126,133	$23,710	$15,104	$30,189	$(13,107)	$164,947	$69,543
Depreciation (1)(2)	29,774	29,932	30,629	32,597	31,451	90,335	94,532
Amortization (1)	18,107	19,315	20,406	21,259	18,640	57,828	53,880
Impairment loss (1)	—	—	—	—	22,951	—	33,901
Loss / (gain) on sale of properties (1)	(113,195)	(6,492)	53	(19,652)	57	(119,634)	(73,758)
Loss / (gain) on consolidation	—	—	—	—	—	—	—
NAREIT funds from operations applicable to common stock	60,819	66,465	66,192	64,393	59,992	193,476	178,098
Adjustments:
Acquisition costs	—	—	6	4	955	6	972
Net (recoveries) / loss from casualty events and litigation settlements (1)	—	—	—	—	(34)	—	(34)
Core funds from operations applicable to common stock	60,819	66,465	66,198	64,397	60,913	193,482	179,036
Adjustments:
Amortization of debt issuance costs, fair market adjustments on notes payable, and discount on senior notes	634	628	630	667	653	1,892	1,943
Depreciation of non real estate assets	218	184	195	246	216	597	595
Straight-line effects of lease revenue (1)	(3,602)	(6,634)	(5,703)	(6,429)	(4,140)	(15,939)	(15,115)
Stock-based and other non-cash compensation expense	1,250	911	2,041	284	1,931	4,202	5,336
Amortization of lease-related intangibles (1)	(1,720)	(1,611)	(1,559)	(1,385)	(1,152)	(4,890)	(3,680)
Acquisition costs	—	—	(6)	(4)	(955)	(6)	(972)
Non-incremental capital expenditures	(5,229)	(9,073)	(7,672)	(12,135)	(6,982)	(21,974)	(23,433)
Adjusted funds from operations applicable to common stock	$52,370	$50,870	$54,124	$45,641	$50,484	$157,364	$143,710

(1)	Includes amounts attributable to consolidated properties and our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Excludes depreciation of non real estate assets.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended					Nine Months Ended
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	9/30/2017	9/30/2016

Net income attributable to Piedmont	$126,133	$23,710	$15,104	$30,189	$(13,107)	$164,947	$69,543
Net income attributable to noncontrolling interest	(4)	(3)	(3)	(8)	(14)	(10)	(7)
Interest expense	16,183	18,421	18,057	16,566	15,496	52,661	48,294
Depreciation	29,993	30,116	30,824	32,844	31,667	90,933	95,127
Amortization	18,107	19,315	20,406	21,259	18,640	57,828	53,880
Impairment loss	—	—	—	—	22,951	—	33,901
Loss / (gain) on sale of properties	(113,195)	(6,492)	53	(19,652)	57	(119,634)	(73,758)
EBITDAre	77,217	85,067	84,441	81,198	75,690	246,725	226,980
Acquisition costs	—	—	6	4	955	6	972
Net (recoveries) / loss from casualty events and litigation settlements	25	(26)	58	—	(34)	57	(34)
Core EBITDA	77,242	85,041	84,505	81,202	76,611	246,788	227,918
General & administrative expenses	6,631	8,059	8,602	5,741	7,437	23,291	23,565
Management fee revenue	(241)	(168)	(317)	(224)	(295)	(724)	(810)
Other (income) / expense	(315)	(12)	36	(459)	(235)	(291)	1
Straight-line effects of lease revenue	(3,602)	(6,634)	(5,703)	(6,429)	(4,140)	(15,939)	(15,115)
Amortization of lease-related intangibles	(1,720)	(1,611)	(1,559)	(1,385)	(1,152)	(4,890)	(3,680)
Property net operating income (cash basis)	77,995	84,675	85,564	78,446	78,226	248,235	231,879
Deduct net operating (income) / loss from:
Acquisitions	(4,584)	(3,548)	(5,068)	(4,848)	(2,485)	(13,201)	(2,485)
Dispositions	(9)	(5,354)	(6,040)	(5,527)	(5,724)	(11,403)	(27,023)
Other investments	(99)	361	259	(136)	(332)	521	(362)
Same store net operating income (cash basis)	$73,303	$76,134	$74,715	$67,935	$69,685	$224,152	$202,009

Piedmont Office Realty Trust, Inc.
Unconsolidated Joint Venture Net Operating Income Reconciliations
Pro rata and unaudited (in thousands)

	Three Months Ended					Nine Months Ended
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	9/30/2017	9/30/2016

Equity in income of unconsolidated joint ventures	$3,754	$107	$11	$8	$129	$3,872	$354

Interest expense	—	—	—	—	—	—	—

Depreciation	—	65	64	65	62	129	185

Amortization	—	16	8	8	16	25	48

Impairment loss	—	—	—	—	—	—	—

Loss / (gain) on sale of properties	(3,683)	—	—	—	—	(3,683)	—

EBITDAre and Core EBITDA	71	188	83	81	207	343	587

General and administrative expenses	13	22	5	15	8	39	47

Other (income) / expense	—	—	—	—	—	—	—

Property net operating income (accrual basis)	84	210	88	96	215	382	634

Straight-line effects of lease revenue	(41)	(95)	2	(1)	1	(134)	1

Amortization of lease-related intangibles	—	—	—	—	—	—	—

Property net operating income (cash basis)	$43	$115	$90	$95	$216	$248	$635

Piedmont Office Realty Trust, Inc.
Discontinued Operations
Unaudited (in thousands)

	Three Months Ended					Nine Months Ended
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	9/30/2017	9/30/2016
Revenues:
Rental income	$—	$—	$—	$—	$—	$—	$—
Tenant reimbursements	—	—	—	—	—	—	—
Property management fee revenue	—	—	—	—	—	—	—
Other rental income	—	—	—	—	—	—	—
	—	—	—	—	—	—	—
Expenses:
Property operating costs	—	—	—	—	—	—	—
Depreciation	—	—	—	—	—	—	—
Amortization	—	—	—	—	—	—	—
General and administrative	—	—	—	—	(1)	—	—
	—	—	—	—	(1)	—	—
Other income / (expense):
Interest expense	—	—	—	—	—	—	—
Other income / (expense)	—	—	—	—	—	—	—
Net recoveries / (loss) from casualty events and litigation settlements	—	—	—	—	—	—	—
Net income attributable to noncontrolling interest	—	—	—	—	—	—	—
	—	—	—	—	—	—	—

Operating income, excluding impairment loss and gain / (loss) on sale	—	—	—	—	1	—	—

Impairment loss	—	—	—	—	—	—	—
Gain / (loss) on sale of properties	—	—	—	—	—	—	—

Income from discontinued operations	$—	$—	$—	$—	$1	$—	$—

Piedmont Office Realty Trust, Inc.
Property Detail - In-Service Portfolio (1)
As of September 30, 2017
(in thousands)

Property	City	State	Percent Ownership	Year Built / Major Refurbishment	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (2)

Atlanta
Glenridge Highlands Two	Atlanta	GA	100.0%	2000	426	100.0%	97.4%	97.4%
Suwanee Gateway One	Suwanee	GA	100.0%	2008	143	50.3%	50.3%	48.3%
The Dupree	Atlanta	GA	100.0%	1997	138	100.0%	100.0%	100.0%
The Medici	Atlanta	GA	100.0%	2008	156	100.0%	94.9%	91.0%
1155 Perimeter Center West	Atlanta	GA	100.0%	2000	377	100.0%	100.0%	100.0%
Galleria 300	Atlanta	GA	100.0%	1987	432	97.0%	97.0%	97.0%
Glenridge Highlands One	Atlanta	GA	100.0%	1998	288	95.1%	95.1%	94.1%
Galleria 200	Atlanta	GA	100.0%	1984	432	87.3%	87.3%	52.8%
Metropolitan Area Subtotal / Weighted Average					2,392	93.6%	92.8%	86.1%
Boston
1200 Crown Colony Drive	Quincy	MA	100.0%	1990	235	100.0%	100.0%	100.0%
80 Central Street	Boxborough	MA	100.0%	1988	150	85.3%	85.3%	85.3%
90 Central Street	Boxborough	MA	100.0%	2001	175	100.0%	100.0%	89.7%
1414 Massachusetts Avenue	Cambridge	MA	100.0%	1873 / 1956	78	100.0%	100.0%	100.0%
One Brattle Square	Cambridge	MA	100.0%	1991	95	84.2%	84.2%	84.2%
225 Presidential Way	Woburn	MA	100.0%	2001	202	100.0%	100.0%	100.0%
235 Presidential Way	Woburn	MA	100.0%	2000	238	100.0%	100.0%	100.0%
5 & 15 Wayside Road	Burlington	MA	100.0%	1999 & 2001	272	100.0%	87.9%	87.9%
5 Wall Street	Burlington	MA	100.0%	2008	182	100.0%	100.0%	100.0%
One Wayside Road	Burlington	MA	100.0%	1997	201	100.0%	100.0%	96.0%
Metropolitan Area Subtotal / Weighted Average					1,828	98.0%	96.2%	94.7%
Chicago
Windy Point I	Schaumburg	IL	100.0%	1999	187	49.7%	49.7%	49.7%
Windy Point II	Schaumburg	IL	100.0%	2001	301	100.0%	100.0%	100.0%
Two Pierce Place	Itasca	IL	100.0%	1991	486	97.7%	96.7%	96.7%
2300 Cabot Drive	Lisle	IL	100.0%	1998	153	85.6%	78.4%	78.4%
500 West Monroe Street	Chicago	IL	100.0%	1991	967	95.3%	94.8%	93.0%
Metropolitan Area Subtotal / Weighted Average					2,094	91.8%	90.8%	89.9%

Property	City	State	Percent Ownership	Year Built / Major Refurbishment	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (2)
Dallas
6031 Connection Drive	Irving	TX	100.0%	1999	232	94.4%	88.8%	88.8%
6021 Connection Drive	Irving	TX	100.0%	2000	222	100.0%	100.0%	100.0%
6011 Connection Drive	Irving	TX	100.0%	1999	152	100.0%	100.0%	100.0%
Las Colinas Corporate Center I	Irving	TX	100.0%	1998	159	96.2%	96.2%	96.2%
Las Colinas Corporate Center II	Irving	TX	100.0%	1998	228	95.2%	85.1%	85.1%
6565 North MacArthur Boulevard	Irving	TX	100.0%	1998	260	93.5%	91.9%	91.9%
One Lincoln Park	Dallas	TX	100.0%	1999	262	99.6%	96.9%	96.9%
161 Corporate Center	Irving	TX	100.0%	1998	105	95.2%	95.2%	95.2%
Park Place on Turtle Creek	Dallas	TX	100.0%	1986	178	88.2%	88.2%	88.2%
750 West John Carpenter Freeway	Irving	TX	100.0%	1999	316	86.4%	77.8%	77.8%
Metropolitan Area Subtotal / Weighted Average					2,114	94.5%	91.0%	91.0%
Minneapolis
Crescent Ridge II	Minnetonka	MN	100.0%	2000	301	90.4%	87.4%	87.0%
US Bancorp Center	Minneapolis	MN	100.0%	2000	934	92.9%	91.9%	91.8%
One Meridian Crossings	Richfield	MN	100.0%	1997	195	100.0%	100.0%	100.0%
Two Meridian Crossings	Richfield	MN	100.0%	1998	189	97.9%	97.9%	97.9%
Metropolitan Area Subtotal / Weighted Average					1,619	93.9%	92.7%	92.6%
New York
200 Bridgewater Crossing	Bridgewater	NJ	100.0%	2002	309	97.7%	95.8%	94.8%
60 Broad Street	New York	NY	100.0%	1962	1,033	98.7%	98.7%	98.7%
600 Corporate Drive	Lebanon	NJ	100.0%	2005	125	100.0%	100.0%	100.0%
400 Bridgewater Crossing	Bridgewater	NJ	100.0%	2002	304	100.0%	94.7%	91.1%
Metropolitan Area Subtotal / Weighted Average					1,771	98.9%	97.6%	96.8%
Orlando
400 TownPark	Lake Mary	FL	100.0%	2008	176	88.6%	88.6%	88.6%
500 TownPark	Lake Mary	FL	100.0%	2016	134	90.3%	79.9%	79.9%
SunTrust Center	Orlando	FL	100.0%	1988	646	93.5%	88.7%	87.9%
CNL Center I	Orlando	FL	99.0%	1999	348	98.0%	96.0%	96.0%
CNL Center II	Orlando	FL	99.0%	2006	270	93.0%	93.0%	84.1%
Metropolitan Area Subtotal / Weighted Average					1,574	93.6%	90.3%	88.4%
Washington, D.C.
1201 Eye Street	Washington	DC	98.6% (3)	2001	269	47.6%	26.8%	14.5%
1225 Eye Street	Washington	DC	98.1% (3)	1986	225	92.9%	90.7%	89.8%
3100 Clarendon Boulevard	Arlington	VA	100.0%	1987 / 2015	261	45.6%	38.3%	28.7%
400 Virginia Avenue	Washington	DC	100.0%	1985	224	71.4%	68.8%	60.7%
4250 North Fairfax Drive	Arlington	VA	100.0%	1998	308	85.4%	80.5%	51.9%
One Independence Square	Washington	DC	100.0%	1991	334	93.7%	77.8%	61.7%
Piedmont Pointe I	Bethesda	MD	100.0%	2007	189	67.7%	67.7%	67.7%
Piedmont Pointe II	Bethesda	MD	100.0%	2008	238	57.1%	57.1%	57.1%
Arlington Gateway	Arlington	VA	100.0%	2005	326	48.5%	46.0%	42.9%
Metropolitan Area Subtotal / Weighted Average					2,374	68.0%	61.2%	51.5%

Property	City	State	Percent Ownership	Year Built / Major Refurbishment	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (2)

Other
Desert Canyon 300	Phoenix	AZ	100.0%	2001	148	35.1%	35.1%	35.1%
800 North Brand Boulevard	Glendale	CA	100.0%	1990	527	100.0%	100.0%	100.0%
5601 Hiatus Road	Tamarac	FL	100.0%	2001	100	50.0%	50.0%	50.0%
2001 NW 64th Street	Ft. Lauderdale	FL	100.0%	2001	48	81.3%	41.7%	41.7%
Auburn Hills Corporate Center	Auburn Hills	MI	100.0%	2001	120	59.2%	59.2%	59.2%
1075 West Entrance Drive	Auburn Hills	MI	100.0%	2001	210	100.0%	100.0%	2.4%
1901 Market Street	Philadelphia	PA	100.0%	1987 / 2014	801	100.0%	100.0%	100.0%
2120 West End Avenue	Nashville	TN	100.0%	2000	312	100.0%	100.0%	100.0%
5301 Maryland Way	Brentwood	TN	100.0%	1989	201	67.2%	67.2%	67.2%
Enclave Place	Houston	TX	100.0%	2015	301	—%	—%	—%
1430 Enclave Parkway	Houston	TX	100.0%	1994	313	100.0%	100.0%	100.0%
Subtotal / Weighted Average					3,081	81.5%	80.9%	74.2%

Grand Total					18,847	89.2%	87.0%	83.4%

(1)	This schedule includes information for Piedmont's in-service portfolio of properties only. Information on investments excluded from this schedule can be found on page 38.
(2)
Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportional adjustments for tenants receiving only partial rental abatements).

(3)
Although Piedmont owns 98.6% of 1201 Eye Street and 98.1% of 1225 Eye Street, it is entitled to 100% of the cash flows for each asset pursuant to the terms of each property ownership entity's joint venture agreement.

Piedmont Office Realty Trust, Inc.
Supplemental Operating & Financial Data
Risks, Uncertainties and Limitations

Certain statements contained in this supplemental package constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” "estimate," “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this supplemental package include our estimated Core FFO and Core FFO per diluted share for calendar year 2017 and certain expected future financing requirements and expenditures.
The following are some of the factors that could cause our actual results and expectations to differ materially from those described in our forward-looking statements: economic, regulatory and / or socio-economic changes (including accounting standards) that impact the real estate market generally or that could affect the patterns of use of commercial office space; the success of our real estate strategies and investment objectives, including our ability to identify and consummate suitable acquisitions and divestitures; lease terminations or lease defaults, particularly by one of our large lead tenants; the impact of competition on our efforts to renew existing leases or re-let space on terms similar to existing leases; changes in the economies and other conditions affecting the office sector in general and the specific markets in which we operate, particularly in Washington, D.C., the New York metropolitan area, and Chicago where we have high concentrations of office properties; the illiquidity of real estate investments, including the resulting impediment on our ability to quickly respond to adverse changes in the performance of our properties; the risks and uncertainties associated with the acquisition of properties, many of which risks and uncertainties may not be known at the time of acquisition; development and construction delays and resultant increased costs and risks; our real estate development strategies may not be successful; future acts of terrorism in any of the major metropolitan areas in which we own properties or future cybersecurity attacks against us or any of our tenants; additional risks and costs associated with directly managing properties occupied by government tenants; the effect on us of adverse market and economic conditions, including any resulting impairment charges on both our long-lived assets or goodwill; availability of financing and our lending banks' ability to honor existing line of credit commitments; costs of complying with governmental laws and regulations; the effect of future offerings of debt or equity securities or changes in market interest rates on the value of our common stock; uncertainties associated with environmental and other regulatory matters; potential changes in political environment and reduction in federal and/or state funding of our governmental tenants; any change in the financial condition of any of our large lead tenants; the effect of any litigation to which we are, or may become, subject; changes in tax laws impacting REITs and real estate in general, as well as our ability to continue to qualify as a REIT under the Internal Revenue Code of 1986; the future effectiveness of our internal controls and procedures; and other factors detailed in our most recent Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplemental report. We cannot guarantee the accuracy of any such forward-looking statements contained in this supplemental report, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.